TAG

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 PROXY STATEMENT i

Notice of 2025 Annual Meeting and Proxy Statement

Notice of Annual Meeting of Stockholders

When Wednesday, January 15, 2025, 10:00 a.m. Central Standard Time (“CST”)	Where CMC Hall, 9th Floor 6565 North MacArthur Blvd. Irving, Texas 75039 (our principal executive office)	Who Can Vote Stockholders of record at the close of business on November 18, 2024

How to Vote: It is important that your shares be represented and voted at the Annual Meeting. We urge you to vote by using any of these methods.

Via the Internet:

www.proxypush.com/CMC

By Telephone:

1-866-362-4503

By Mail:

Mark, sign, date and mail your proxy card in the postage-paid envelope provided.

In Person:

Attend the Annual Meeting and vote by ballot.

Proposal		Page	Board Vote Recommendation
1	Election of three director nominees to serve as Class III directors until the 2028 annual meeting of stockholders	18	FOR each of the director nominees
2	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending August 31, 2025	78	FOR
3	Advisory vote on executive compensation	80	FOR
	Any other business that may properly come before the 2025 annual meeting of stockholders (the “Annual Meeting”)

This Notice, the Proxy Statement and the proxy card are being made available, and the Notice Regarding the Availability of Proxy Materials is being sent commencing on approximately November 26, 2024 to stockholders of record at the close of business on November 18, 2024.

Whether or not you expect to attend the Annual Meeting, we hope you will vote via the Internet, by telephone or date and sign the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option.

If you submit your proxy by telephone or via the Internet, you do not need to return your proxy card by mail.

By Order of the Board of Directors,

Jody Absher

Senior Vice President, Chief Legal Officer and Corporate Secretary

Irving, Texas

November 26, 2024

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders:

The Proxy Statement and Annual Report are available free of charge at www.proxydocs.com/CMC. Please reference the control number on your proxy card and on the Notice Regarding the Availability of Proxy Materials.

Table of Contents

Proxy Statement for Annual Meeting of Stockholders	1	Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	78

Proxy Statement Summary	2
		Proposal 3: Advisory Vote on Executive Compensation	80
Information About the Meeting and Voting	11
		Equity Compensation Plans	81
Security Ownership of Certain Beneficial Owners and Management	15
		2026 Annual Meeting and Stockholder Proposals	82

Proposal 1: Election of Directors	18	Other Business	82

Corporate Governance; Board and Committee Matters	28	Appendix A: Reconciliation of Non-GAAP Financial
		Measures	A-1

Compensation Committee Report	36
		Frequently Referenced Topics
Compensation Discussion and Analysis	37
		Board Committees	31
Executive Compensation	51
		Director Qualifications and Skills	34
Compensation Committee Interlocks and Insider Participation	74
		Fiscal Year 2024 Summary Compensation Table	51

Certain Relationships and Related Party Transactions	75	Pay Versus Performance	66

Audit Committee Report	76

Cautionary Note Regarding Forward-Looking Statements; Available Information

This proxy statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may appear throughout this proxy statement. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases, as well as by discussions of strategy, plans, or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this proxy statement. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. We describe risks and uncertainties that could cause actual results and events to differ materially in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2024. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

References to our website in this proxy statement are provided as a convenience, and the information on our website is not, and shall not be deemed to be a part of this proxy statement or incorporated into any other filings we make with the SEC.

Proxy Statement for Annual Meeting of Stockholders

To Be Held On January 15, 2025

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Commercial Metals Company (“we,” “CMC,” or the “Company”) for use at the Annual Meeting to be held on Wednesday, January 15, 2025 at 10:00 a.m., CST, in CMC Hall at CMC’s corporate headquarters at 6565 North MacArthur Blvd., 9th Floor, Irving, Texas 75039, and at any and all postponements or adjournments of the Annual Meeting. The approximate date on which this proxy statement and accompanying proxy card are first being made available to stockholders is November 26, 2024.

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders on the Internet. You will not receive a printed copy of the proxy materials, unless you specifically request a printed copy. Instead, on or about November 26, 2024, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report on the Internet. The Notice Regarding the Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice Regarding the Availability of Proxy Materials will also instruct you as to how you may submit your proxy on the Internet.

Shares represented by each proxy, if properly executed and returned to us prior to the Annual Meeting in accordance with the instructions in the accompanying proxy card and the Notice Regarding the Availability of Proxy Materials, will be voted as directed, but if not otherwise specified, will be voted as follows:

•
FOR Proposal 1 – the election of the three director nominees named in this proxy statement;
•
FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025; and
•
FOR Proposal 3 – the approval, on an advisory basis, of the compensation of our named executive officers.

A stockholder executing a proxy may revoke it at any time before it is voted (or in the case of voting by telephone or the Internet, prior to the close of voting) by giving written notice to the Corporate Secretary of the Company, by subsequently executing and delivering a new proxy, or by voting in person at the Annual Meeting.

Stockholders of record can simplify their voting and reduce our cost by voting their shares by telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. If a stockholder’s shares are held in the name of a bank, broker, trust or other nominee, the availability of telephone and Internet voting will depend upon the voting processes of the bank, broker, trust or other nominee. Accordingly, stockholders should follow the voting instructions on the form they receive from their bank, broker, trust or other nominee.

Stockholders who elect to vote by telephone or the Internet may incur telecommunications and Internet access charges and other costs for which they are solely responsible. Instructions for voting by telephone or the Internet are contained in the Notice Regarding the Availability of Proxy Materials you received. Only stockholders of record as of the close of business on November 18, 2024 are entitled to notice of and to attend and/or vote at the Annual Meeting or any adjournments of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office located at 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039 for a period of 10 days prior to the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting. Proof of ownership of CMC common stock, as well as a form of government-issued photo identification, must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker, trust or other nominee, you must bring a legal proxy or other proof from that bank, broker, trust or other nominee granting you authority to vote your shares directly at the Annual Meeting.

2025 PROXY STATEMENT 1

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time January 15, 2025 10:00 a.m. CST	Location CMC Hall, 9th Floor 6565 North MacArthur Blvd. Irving, Texas 75039	Record Date November 18, 2024

Voting

Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock entitles the holder thereof to one vote for each director to be elected and one vote for each of the other matters to be voted upon.

Proposal		Page	Board Vote Recommendation
1	Election of three director nominees to serve as Class III directors until the 2028 annual meeting of stockholders	18	FOR each of the director nominees
2	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending August 31, 2025	78	FOR
3	Advisory vote on executive compensation	80	FOR

Significant Developments

•
On August 31, 2024, Barbara R. Smith retired from her position as Executive Chairman of the Board and as a member of the Board, and our Board appointed Robert S. Wetherbee, who has served as an independent director on our Board since March 2023, to serve as independent Chairman of the Board, effective September 1, 2024.
•
In fiscal year 2024, we implemented our Transform, Advance, and Grow (“TAG”) operational and commercial excellence initiative, which is a key component of our long-term strategic plan. The TAG program seeks to leverage our leading position in most of our core markets, touches nearly every aspect of our business and aims to achieve higher through-the-cycle margins by lowering costs, increasing efficiency, and better capturing commercial opportunities across our business.
•
During fiscal year 2024, we realigned our segment reporting structure to include three reportable segments: North America Steel Group, Europe Steel Group and Emerging Businesses Group. These changes reflect the (i) evolution of our solutions offerings outside of traditional steel products, (ii) the growing importance of non-steel solutions to our financial results and future outlook, and (iii) our chief operating decision maker’s approach to performance assessment, strategic decision-making and the allocation of resources.

2 COMMERCIAL METALS COMPANY

Proxy Statement Summary

Fiscal Year 2024 Highlights

Another outstanding YeaR	$899.7M Cash Flow From Operating Activities

$485.5M Net Earnings	$1.0B Core EBITDA(1)

12.5% increase to quarterly dividend(2)	$182.9M Shares repurchased under $850M Buyback program(3)

second consecutive year of Record Employee Safety Performance	131 CMC facilities had no recordable injuries in fiscal year 2024

(1)
“Core EBITDA” is a non-GAAP measure. Please refer to Appendix A for more information.
(2)
On March 20, 2024, the Board declared a regular quarterly cash dividend of $0.18 per share of common stock, paid on April 10, 2024, to stockholders of record as of the close of business on April 1, 2024, which represented an increase of $0.02, or 12.5%, from the dividend paid in February 2024.
(3)
On January 10, 2024, the Board authorized an increase of CMC’s share repurchase program to an aggregate of $850 million, up from the $350 million authorized by the Board in October 2021. Approximately $40 million of capacity was remaining under the program prior to the increase.

2025 PROXY STATEMENT 3

Proxy Statement Summary

Director Nominee Highlights

Lisa M. Barton President and CEO of Alliant Energy Corporation Age: 59 Director Since: 2020 Committees: Other Public Company Boards: 1	Gary E. McCullough Retired – Former CEO of ARI Packaging, Inc. Age: 65 Director Since: 2021 Committees: Other Public Company Boards: 1	Charles L. Szews Retired – Former President and CEO of Oshkosh Corporation Age: 68 Director Since: 2014 Committees: Other Public Company Boards: 2

Continuing Director Highlights

Dennis V. Arriola Former CEO of Avangrid, Inc. Age: 63 Director Since: 2024 Committees: Other Public Company Boards: 2	Peter R. Matt President and CEO of CMC Age: 62 Director Since: 2020 Other Public Company Boards: None	John R. McPherson Former EVP and Chief Financial and Strategy Officer of Vulcan Materials Company Age: 56 Director Since: 2022 Committees: Other Public Company Boards: None

Tandra C. Perkins SVP, Chief Digital and Administrative Officer of The Phillips 66 Company Age: 53 Director Since: 2024 Committees: Other Public Company Boards: None	Sarah E. Raiss Retired – Former EVP, Corporate Services of TransCanada Corporation Age: 67 Director Since: 2011 Committees: Other Public Company Boards: 2	Robert S. Wetherbee Executive Chairman of the Board and Former CEO of ATI Inc. Age: 65 Director Since: 2023 Committees: Other Public Company Boards: 1

Audit Committee	Compensation Committee	Chair	Chairman of the Board	Finance Committee
Nominating and Corporate Governance Committee

4 COMMERCIAL METALS COMPANY

Proxy Statement Summary

Board Highlights

* For purposes of the graphic above, individual director tenure is rounded to the nearest whole number.

Board Skills, Experience & Diversity Matrix

The skills and experiences set forth below are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to the Company’s business. Our Board currently consists of nine directors with three directors in each class.

2025 PROXY STATEMENT 5

Proxy Statement Summary

Environmental, Social and Governance Highlights

By identifying and proactively addressing environmental, social and governance (“ESG”) risks and opportunities, CMC protects and creates value for its stockholders, employees, customers and society as a whole. Our Board maintains oversight over ESG issues at the full Board level and through relevant committees. Our Vice President, Strategy, Government Affairs and Sustainability, Chief Legal Officer, and Chief Human Resources and Communications Officer, along with other members of management, provide our Board with regular updates on ESG topics, including the Company’s progress toward our short-term and long-term goals. Also, as part of our ESG management framework, we established a Sustainability Leadership Council in 2020 that is composed of representatives from various operational and functional areas of the Company. The Sustainability Leadership Council is responsible for implementing our sustainability strategy, tracking our ESG progress, and educating managers and employees on sustainability initiatives and best practices. The Sustainability Leadership Council is also responsible for investigating new ESG opportunities, strategies, and emerging technologies that have the potential to improve CMC’s performance.

Highlights of our fiscal year 2024 ESG accomplishments and practices are set forth below. Additional information regarding the Company’s ESG efforts can be found in our annual Sustainability Report as well as the “Sustainability” section of our website at www.cmc.com.

Environmental

Ahead of Schedule

In 2020, we established goals to increase our use of renewable energy and reduce our energy consumption, greenhouse gas (“GHG”) emissions and water withdrawal by 2030. As of August 31, 2024, we are ahead of schedule on three of our four goals and have successfully achieved the energy intensity reduction goal. We remain focused on environmental sustainability and continuously improving our performance.

(1) GHG emissions statistics for CMC include only steel mill operations.

6 COMMERCIAL METALS COMPANY

Proxy Statement Summary

2030 SUSTAINABILITY GOALS

Reduce our Scope 1 and 2 GHG emissions(1) Intensity by 20% CURRENTLY: 66% OF GOAL	Reduce our energy consumption intensity by 5% CURRENTLY: 125% OF GOAL	Increase our renewable electricity usage by 12% CURRENTLY: 93% OF GOAL	Reduce our water withdrawal intensity by 8% CURRENTLY: 0% OF GOAL(2)

78% less CO2 emitted from CMC’s electric arc furnace (EAF) mills than the industry average(3)	7.8M U.S. short tons(4) of recycled metal kept out of landfills in fiscal year 2024	82% less energy usage than the global industry average(3)

Social

56% of our director nominees and continuing directors are ethnically/racially or gender diverse	50% of our employees are ethnically/racially or gender diverse as of August 31, 2024		U.S. News named CMC as one of the Best Manufacturing Companies to Work For

Named by The Dallas Morning News as one of the Top 100 Places to Work in Dallas-Fort Worth	Newsweek named CMC as one of America’s Greatest Workplaces for Diversity	CMC is a proud partner of the American Heart Association	CMC is a sponsor of the American Cancer Society’s Fit2Be Cancer Free Challenge

(1)
GHG emissions statistics for CMC include only steel mill operations.
(2)
We remain committed to our water withdrawal goals and are evaluating effective methods to accomplish meaningful reductions in use.
(3)
Industry averages taken from the World Steel Association indicators 2022 data using the 2023 indicators report.
(4)
A U.S. short ton is a unit of weight equal to 2,000 pounds.

2025 PROXY STATEMENT 7

Proxy Statement Summary

Governance

Board Composition
•
Independent Chairman of the Board with robust duties
•
Diversity in Board composition (ethnically/racially or gender diverse directors make up 56% of our Board)
•
Regular executive sessions of independent directors at Board and committee meetings
• Eight of nine directors are independent • Commitment to proactive Board refreshment with four new directors in the last three years • All Board committees are composed of independent directors

Effective Practices
•
Directors are limited to three other public company directorships and the CEO is limited to one other public company directorship
•
Annual Board and committee self-evaluations and individual director evaluations
•
Non-employee director stock ownership guidelines require at least 5x annual cash retainer

•
Succession planning for senior management
•
Robust risk management framework, with multiple layers of risk assessment and mitigation
•
Board and committees regularly review ESG matters
•
Annual review of committee charters and Corporate Governance Guidelines

Stockholder Rights
• One class of outstanding shares with each share entitled to one vote • Stockholder right to call special meetings • Annual advisory approval of executive compensation	• Stockholder proxy access right • Majority voting with director resignation policy for uncontested elections • No poison pill

Executive Compensation Advisory Vote

We are asking stockholders to approve, on a non-binding advisory basis, our named executive officer (“NEO”) compensation as described in this proxy statement. Our Board recommends a FOR vote because it believes that our compensation policies and practices are reasonable, competitive, and highly focused on pay-for-performance principles, as described in more detail in Proposal 3 on page 80.

8 COMMERCIAL METALS COMPANY

Proxy Statement Summary

Aligning Pay and Performance

The Compensation Committee of our Board (the “Compensation Committee”) designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance.

•
Performance-based stock units (“PSUs”): Strong financial and relative total stockholder return (“TSR”) performance for the three-year period ending in fiscal year 2024 resulted in above target payouts.
•
Annual Cash Incentive Plan: Lower financial results in fiscal year 2024 (compared to fiscal year 2023) resulted in below target payouts.

Cumulative Adjusted EBITDA (Comp)(1) and Relative TSR(2)
• PSU Payout (2022-2024): 181.25%
• TSR: 200%
Adjusted EBITDA (Comp) MM
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,855
$3,601
$3,803
2020 - 2022
2021 - 2023
2022 - 2024

(1)
Adjusted EBITDA for Compensation Purposes (“Adjusted EBITDA (Comp)”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)
Relative Total Stockholder Return (“Relative TSR”) performance and PSU payouts are for the three-year period ended August 31, 2024.
(3)
As used in this proxy statement, “Adjusted Earnings (Comp)” means adjusted earnings from continuing operations for compensation purposes. Adjusted Earnings (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(4)
Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Elements of Target 2024 Compensation

The Compensation Committee designs compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. As illustrated below, for fiscal year 2024, approximately 85% of the targeted annual compensation for the CEO and, on average, 76% of the targeted annual compensation for our other NEOs was variable or “at risk” and tied to CMC’s performance.

2025 PROXY STATEMENT 9

Proxy Statement Summary

Compensation Governance Practices

The following are highlights of CMC’s compensation governance framework, which the Compensation Committee believes reinforces our pay-for-performance philosophy:

What we do
Target total compensation at approximately the 50th percentile of Peer Data (as defined on page 41)	At least 50% of long-term incentive awards are in the form of PSUs
Independent executive compensation consultant	Limited perquisites
Double trigger vesting upon a change in control for equity awards	Double trigger for market-based severance upon a change in control
Analyze risk when setting executive compensation	Clawback policy for executive incentive compensation
Majority of NEO compensation is at risk	Robust NEO and director stock ownership and retention guidelines
Multiple performance metrics and multi-year vesting timeframes, emphasizing Adjusted Earnings (Comp), Adjusted EBITDA (Comp), ROICC and Relative TSR measures

What we doN't DO
No hedging, pledging or short sales of CMC stock by directors, officers or employees	No guaranteed incentive bonus payments
No repricing of stock options without stockholder approval
No dividend equivalents on stock options
No tax gross-up reimbursement payments to our executives for excise taxes on payments received in connection with a change in control or under Section 409A of the Internal Revenue Code (the “Code”)
No acceleration of vesting upon retirement for equity awards
No exceptions to the prohibition on pledging CMC stock as collateral

10 COMMERCIAL METALS COMPANY

Information About the Meeting and Voting

These materials were provided to you because our Board is soliciting your proxy to vote at the Annual Meeting, and at any postponements or adjournments of the Annual Meeting. This proxy statement describes the matters on which you, as a stockholder, are entitled to vote. It also provides information that is intended to assist you in making an informed vote on the proposals described in this proxy statement. Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about November 26, 2024, we intend to mail a Notice Regarding the Availability of Proxy Materials to our stockholders of record and beneficial owners. The Notice Regarding the Availability of Proxy Materials will explain how you may access the proxy materials on the Internet and how you may vote your proxy. If you receive a Notice Regarding the Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice Regarding the Availability of Proxy Materials. Our Board encourages you to take advantage of the availability of the proxy materials on the Internet.

Q:	Why did my household receive only one copy of the Notice Regarding the Availability of Proxy Materials or proxy materials?
A:

In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice Regarding the Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address with another stockholder and wish to receive a separate Notice Regarding the Availability of Proxy Materials or separate copy of our proxy materials, you may so request by contacting the Corporate Secretary of CMC at (214) 689-4300 or by mail to 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039. A separate copy will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Corporate Secretary at the contact information shown above.

Q:	Who is entitled to vote at the Annual Meeting?
A:

Only stockholders of record as of the close of business on November 18, 2024 are entitled to notice of and to attend and/or vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting. Each share of our common stock is entitled to one vote for each director to be elected and one vote for each of the other proposals.

Q:	How can I vote my shares?
A:

You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may vote your shares by telephone or the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials. You may also vote your shares by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card that you will then receive. Each of these procedures is explained below. Even if you plan to attend the Annual Meeting, our Board recommends that you vote by proxy in advance by telephone, the Internet or mail. In this way, your shares of common stock will be voted as directed by you even if you are unable to attend the Annual Meeting.

Q:	May I change my vote?
A:

Yes. You may change your vote or revoke your proxy by taking any of the following actions:

•
by giving written notice to the Corporate Secretary of CMC at 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039 at any time before your vote is exercised at the Annual Meeting;
•
by subsequently executing and delivering a new proxy at any time before it is exercised at the Annual Meeting; or
•
by voting in person at the Annual Meeting.

2025 PROXY STATEMENT 11

Information About the Meeting and Voting

Q:	How many shares must be present to conduct the Annual Meeting?
A:

We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. As of the close of business on November 18, 2024, the record date for determining stockholders entitled to vote at the Annual Meeting, there were 114,024,182 shares of our common stock, par value $0.01 per share, outstanding, not including approximately 15,036,482 treasury shares. There were no shares of our preferred stock outstanding on November 18, 2024.

Q:	How do I vote if I cannot attend the Annual Meeting in person?
A:

By voting your shares by telephone or the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials or, if you requested a printed copy of our proxy materials, by signing, dating and returning the proxy card you received, you will enable Peter R. Matt, Paul J. Lawrence and Jody K. Absher, each of whom is named on the proxy card as a “Proxy Holder,” to vote your shares at the Annual Meeting in the manner you indicate. When you vote your shares by proxy, you can specify whether your shares should be voted for or against each of the director nominees identified in Proposal 1. You can also specify how you want your shares voted with respect to Proposals 2 and 3, which are described elsewhere in this proxy statement.

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If you vote by proxy and any other matters are properly presented at the Annual Meeting for consideration, the Proxy Holders will have discretion to vote for you on those matters.

•
By Telephone: You can vote by telephone by following the instructions provided on the Notice Regarding the Availability of Proxy Materials. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone authorizes the Proxy Holders to vote your shares in the same manner as if you had submitted a validly executed proxy card.
•
Via the Internet: You can vote your shares via the Internet, prior to the Annual Meeting, at www.proxypush.com/CMC. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting via the Internet authorizes the Proxy Holders to vote your shares in the same manner as if you had submitted a validly executed proxy card.
•
By Mail: You can vote by mail by requesting a printed copy of our proxy materials and by signing, dating and returning the proxy card you will then receive in the postage-paid envelope provided.

Q:	May I vote in person at the Annual Meeting?
A:

Yes, you may vote your shares at the Annual Meeting if you attend in person and use a written ballot. However, if your shares are held in the name of a bank, broker, trust or other nominee, you must bring a legal proxy or other proof from that bank, broker, trust or other nominee granting you authority to vote your shares directly at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by telephone, the Internet or mail as described in the Notice Regarding the Availability of Proxy Materials you previously received.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:

If your shares are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are the “stockholder of record” of those shares, and the materials have been provided directly to you by CMC.

In contrast, if you purchased your shares through a bank, broker, trust or other nominee, the bank, broker, trust or other nominee is the “stockholder of record” of those shares. Generally, when this occurs, the bank, broker, trust or other nominee automatically puts your shares into “street name,” which means that the bank, broker, trust or other nominee holds your shares in its name or another nominee’s name and not in your name, but keeps records showing you as the real or “beneficial owner.” If you hold shares beneficially in “street name,” the materials have been forwarded to you by your bank, broker, trust or other holder of record.

12 COMMERCIAL METALS COMPANY

Information About the Meeting and Voting

Q:	What are broker non-votes?
A:

A broker non-vote occurs when a bank, broker, trust or other nominee does not vote on a particular proposal because the bank, broker, trust or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes are included in the number of shares present at the Annual Meeting for purposes of determining a quorum. Broker non-votes are not counted as votes cast either “for” or “against” a director nominee’s election and are not counted for purposes of determining the voting power with respect to a particular proposal. As described below, banks, brokers, trusts and other nominees will not have discretion to vote on the election of directors or the advisory vote on executive compensation.

Q:	Will my shares be voted if I do not provide instructions to my bank, broker, trust or other nominee?
A:

If you are the beneficial owner of shares held in “street name” by a bank, broker, trust or other nominee, the bank, broker, trust or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Under applicable New York Stock Exchange (“NYSE”) rules, if you hold your shares through a bank, broker, trust or other nominee, and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee does not have the discretion to vote on the election of directors or the advisory vote on executive compensation. THEREFORE, UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO THE BANK, BROKER, TRUST OR OTHER NOMINEE HOLDING SHARES ON YOUR BEHALF, THE BANK, BROKER, TRUST OR OTHER NOMINEE WILL NOT HAVE DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES ON THESE PROPOSALS. We strongly encourage you to vote your proxy or provide voting instructions to the bank, broker, trust or other nominee so that your vote on these matters will be counted.

Under NYSE rules, if you hold your shares through a bank, broker, trust or other nominee and your bank, broker, trust or other nominee delivers this proxy statement to you, but you do not give instructions to the bank, broker, trust or other nominee, the bank, broker, trust or other nominee will have the discretion to vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025.

Q:	What are the proposals and what is the required vote for each?
A:
•
Proposal 1: Election of Directors. In an uncontested election of directors, each director is elected by the vote of the majority of the votes cast. A majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” such director nominee. Abstentions and broker non-votes will not be counted as votes cast either “for” or “against” a director nominee’s election and therefore will have no effect on the outcome.

Pursuant to our Corporate Governance Guidelines, in an uncontested election of directors, any director nominee who has a greater number of votes “against” his or her election than votes “for” such election is required to promptly tender his or her resignation following certification of the stockholder vote. Such resignation will be effective only upon the acceptance thereof by our Board, and such director will continue in office until such resignation is accepted or, if not accepted, until such director’s successor shall have been elected and qualified. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) shall promptly consider the tendered resignation and a range of possible responses based on the circumstances, if known, that led to the election results and recommend to our Board whether to accept or reject the resignation offer or whether other action should be taken with respect thereto. Our Board will act upon such recommendation(s) within 120 days following certification of the stockholder vote and shall promptly disclose its decision regarding whether to accept the director’s resignation offer.

Any director who tenders a resignation pursuant to our Corporate Governance Guidelines shall not participate in either the Nominating and Corporate Governance Committee’s deliberations or recommendation or our Board’s deliberations, in each case regarding whether to accept the resignation offer or take other action. If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

•
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 2 to ratify Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025. An abstention on Proposal 2 will have the same effect as a vote against Proposal 2. Broker non-votes are not applicable to Proposal 2.

2025 PROXY STATEMENT 13

Information About the Meeting and Voting

•
Proposal 3: Advisory Vote on Executive Compensation. Proposal 3 is being submitted to enable stockholders to approve, on an advisory basis, the compensation of our NEOs. The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt Proposal 3. An abstention on Proposal 3 will have the same effect as a vote against Proposal 3. A broker non-vote will not have any effect on Proposal 3 and will not be counted. Proposal 3 is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results, as appropriate, when making future decisions regarding executive compensation.

Q:	What are the recommendations of our Board?
A:	Our Board recommends that you vote:

•
FOR Proposal 1 – the election of the three director nominees nominated by our Board and named in this proxy statement;
•
FOR Proposal 2 – the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025; and
•
FOR Proposal 3 – the approval, on an advisory basis, of the compensation of our named executive officers.

Q:	Who will count the votes?
A:	Votes will be counted by one or more independent inspectors of election appointed by CMC for the Annual Meeting.
Q:	What happens if the Annual Meeting is adjourned?
A:

If we adjourn the Annual Meeting, we will conduct the same business at the adjourned meeting, and our Board can decide to set a new record date for determining stockholders entitled to vote at the adjourned meeting, or decide to only allow the stockholders entitled to vote at the original meeting to vote at the adjourned meeting. According to CMC’s amended and restated bylaws, when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally scheduled to take place, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, our Board will fix a new record date for notice of such adjourned meeting and will give notice of the adjourned meeting to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Q:	Whom can I contact if I have questions?
A:	If you have any questions about the Annual Meeting or how to vote your shares, please call the office of our Corporate Secretary at (214) 689-4300.
Q:	Where can I find the voting results?
A:	We plan to report the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting.

14 COMMERCIAL METALS COMPANY

Security Ownership of Certain Beneficial Owners and Management

On the basis of filings with the SEC and other information, we believe that based on 114,024,182 shares of our common stock issued and outstanding as of the close of business on November 18, 2024, the following persons beneficially owned more than five percent (5%) of our outstanding common stock:

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc.(1)
50 Hudson Yards New York, NY 10001	15,636,470	13.7%

The Vanguard Group(2)
100 Vanguard Blvd. Malvern, PA 19355	12,640,764	11.1%

Dimensional Fund Advisors LP(3)
6300 Bee Cave Road, Building One Austin, TX 78746	7,611,397	6.7%

State Street Corporation(4)
One Congress Street, Suite 1 Boston, MA 02114	5,830,412	5.1%

(1)
Based on the information provided pursuant to Amendment No. 2 to the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 23, 2024 (the “BlackRock Schedule 13G”). BlackRock reported that, as of December 31, 2023, it had sole voting power with respect to 15,264,021 shares of common stock and sole dispositive power with respect to 15,636,470 shares of common stock. The BlackRock Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that no one person’s interest in the common stock is more than 5% of the total outstanding common shares.
(2)
Based on the information provided pursuant to Amendment No. 14 to the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024 (the “Vanguard Schedule 13G”). Vanguard reported that, as of December 29, 2023, it had shared voting power with respect to 99,587 shares of common stock, sole dispositive power with respect to 12,430,074 shares of common stock, and shared dispositive power with respect to 210,690 shares of common stock. The Vanguard Schedule 13G states that no one other person’s interest in the common stock is more than 5% of the total outstanding common shares.
(3)
Based on the information provided pursuant to Amendment No. 10 to the Schedule 13G filed by Dimensional Fund Advisors LP (“DFA”) with the SEC on February 9, 2024 (the “DFA Schedule 13G”). DFA reported that, as of December 29, 2023, it had sole voting power with respect to 7,472,769 shares of common stock and sole dispositive power with respect to 7,611,397 shares of common stock. The DFA Schedule 13G states that various funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock and that the interest of any one such fund does not exceed 5% of the total outstanding common shares.
(4)
Based on the information provided pursuant to the Schedule 13G filed by State Street Corporation (“State Street”) with the SEC on October 16, 2024. State Street reported that, as of October 14, 2024, it had shared voting power with respect to 5,386,496 shares of common stock and share dispositive power with respect to 5,830,412 shares of common stock.

2025 PROXY STATEMENT 15

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us about the beneficial ownership of our common stock as of the close of business on November 18, 2024 by each current director, our NEOs and all current directors and executive officers as a group based on 114,024,182 shares of our common stock issued and outstanding as of the close of business on November 18, 2024. We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person is generally deemed to beneficially own a security if such person has sole or shared voting or investment power with respect to that security, including with respect to securities that the person has the right to acquire within 60 days. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares listed.

Name	Owned Shares of Common Stock		Percentage of Common Stock Beneficially Owned

Directors and Director Nominees (excluding Mr. Matt)
Dennis V. Arriola	2,040	(1)	*
Lisa M. Barton	19,734		*
Gary E. McCullough	19,726		*
John R. McPherson	13,263	(2)	*
Tandra C. Perkins	936	(3)	*
Sarah E. Raiss	97,411	(4)	*
Charles L. Szews	57,714		*
Robert S. Wetherbee	5,216		*
Named Executive Officers			*
Barbara R. Smith	250,010	(5)	*
Peter R. Matt	33,805		*
Paul J. Lawrence	171,941		*
Ty L. Garrison	111,393		*
Jody K. Absher	47,545		*
Jennifer J. Durbin	48,774		*
All directors, director nominees and executive officers as a group (14 persons)	521,133	(6)	*

* Percentage ownership of less than one percent (1%).

(1)
Includes 2,040 deferred RSUs that Mr. Arriola has elected to have distributed not more than 60 days immediately following termination of service.
(2)
Includes 8,263 deferred RSUs that Mr. McPherson has elected to have distributed not more than 60 days immediately following termination of service and 5,000 shares of common stock owned indirectly through a limited partnership.
(3)
Includes 936 deferred RSUs that Ms. Perkins has elected to have distributed not more than 60 days immediately following termination of service.
(4)
Includes 16,180 deferred RSUs that Ms. Raiss has elected to have distributed not more than 60 days immediately following termination of service and 2,835 RSUs vesting on January 10, 2025.
(5)
Includes 200,000 shares of common stock owned indirectly through a limited partnership.
(6)
Includes 2,835 RSUs vesting within 60 days of November 18, 2024 and 27,419 deferred RSUs to be distributed not more than 60 days immediately following termination of service.

16 COMMERCIAL METALS COMPANY

Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and beneficial owners of more than ten percent (10%) of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any of our other equity securities. Based solely on a review of the filed reports or written representations that no other forms were required from reporting persons, we believe that all such reports were submitted on a timely basis during the fiscal year ended August 31, 2024, except that one Form 4 for Stephen Simpson, Senior Vice President, North America Steel Group, reporting one transaction, was filed late by the Company on his behalf.

2025 PROXY STATEMENT 17

Proposal 1

Election Of Directors

Information about our Board and the Director Nominees

Our certificate of incorporation divides our Board into three classes. Our Board currently consists of nine directors with three directors in each class.

The term of office of our current Class III directors expires at the Annual Meeting. There are three Class III director nominees standing for election at the Annual Meeting.

The term of the Class III directors elected at the Annual Meeting ends at the 2028 annual meeting of stockholders. The term of the Class I directors ends at the 2026 annual meeting of stockholders and the term of the Class II directors ends at the 2027 annual meeting of stockholders.

Proxies cannot be voted for the election of more than three persons to our Board at the Annual Meeting.

Each director nominee named in this proxy statement has consented to being named in this proxy statement and to serve if elected. If any director nominee is unable to serve or for good cause will not serve, the shares represented by the proxies will be voted for the person, if any, designated by our Board to replace such director nominee. However, CMC has no reason to believe that any director nominee will be unable to serve. All of the director nominees, as well as the continuing directors, plan to attend the Annual Meeting.

Changes to our Board During 2024

In connection with our Board’s succession planning, the Nominating and Corporate Governance Committee conducted a search process to select qualified director candidates.

In its evaluation of potential director candidates, the Nominating and Corporate Governance Committee took into account many factors, including each candidate’s: general understanding of elements relevant to the success of a large publicly traded company in the current business environment; understanding of our business, industry and markets; educational and professional background; and ethics, integrity, values, inquisitive and objective perspectives, practical wisdom, judgment and availability. The Nominating and Corporate Governance Committee evaluated potential candidates in the context of our Board as a whole, with the objective of recommending a director candidate that would be the most likely to help drive the success of the business and represent the long-term interest of our stockholders.

Selected candidates were interviewed by members of our Board as well as executive management. A background review of the ultimate candidates was conducted by an independent professional agency specializing in the performance of such background reviews. As a result of this process, the Nominating and Corporate Governance Committee selected Dennis V. Arriola and Tandra C. Perkins from a slate of qualified candidates and recommended both to our Board for appointment during fiscal year 2024. On February 20, 2024, our Board voted to increase the size of our Board from nine to ten directors (and to increase the size of Class II from three to four directors) and to appoint Mr. Arriola as a Class II director, effective March 19, 2024. On August 2, 2024, the Board appointed Ms. Perkins as a Class II director, effective September 1, 2024. In addition, on August 2, 2024, Ms. Avril-Groves announced her retirement from the Board, effective August 31, 2024, and in connection with this announcement, our Board voted to decrease the size of the Board from ten to nine directors, effective September 1, 2024.

Further, in accordance with the Company’s formal succession planning process and in connection with Ms. Smith’s retirement from our Board and as Executive Chairman of the Board, effective August 31, 2024, Robert S. Wetherbee was appointed independent Chairman of the Board, effective September 1, 2024. In connection with Mr. Wetherbee’s appointment as independent Chairman of the Board, Sarah E. Raiss resigned from her position as Lead Director of the Board, effective August 31, 2024, but continues to serve on the Board.

18 COMMERCIAL METALS COMPANY

Proposal 1: Election Of Directors

Director Nominees

The following table sets forth information about the director nominees and the continuing directors.

Class III – Term to Expire in 2028*

Lisa M. Barton President and Chief Executive Officer of Alliant Energy Corporation

	Age: 59	Committees:
• Nominating and Corporate Governance (Chair) • Compensation
Director Since: 2020

Experience:

Ms. Barton is the President and Chief Executive Officer of Alliant Energy Corporation (“Alliant Energy”), a public utility holding company. From 2022 to January 2024, she served as the President and Chief Operating Officer of Alliant Energy. From 2021 to 2022, she served as Executive Vice President and Chief Operating Officer for American Electric Power Company, Inc. (“AEP”), one of the largest electric energy companies in the U.S. From 2019 through 2020, Ms. Barton was Executive Vice President – Utilities for AEP. From 2011 through 2018, Ms. Barton served as Executive Vice President – AEP Transmission. During her tenure at AEP, she established AEP Transmission Holding Company and its affiliates, oversaw transmission operations, and grew and managed an $18 billion asset base. Prior to joining AEP, Ms. Barton worked for Northeast Utilities, Ransmeier and Spellman and Strategic Energy LLC.

Qualifications:

Ms. Barton brings to the Board extensive business knowledge and strong leadership, managerial, and strategic experience gained through her various roles at Alliant Energy and AEP. Her experience as an executive of publicly traded companies provides our Board with experience in the areas of financial planning and oversight, leadership, business planning and operations, financial and risk management, safety management systems, customer and regulatory matters, and strategic planning. Ms. Barton’s active participation in national forums on the subject of energy policy and her knowledge of cyber and physical security matters provides our Board with valuable insight into these areas.

Other Current
Public Directorships: • Alliant Energy Corporation

*The terms of office of the Class III directors will expire at the Annual Meeting. If elected, each director nominee will serve until the 2028 annual meeting of stockholders or until his or her successor is elected and qualified.

2025 PROXY STATEMENT 19

Proposal 1: Election Of Directors

Gary E. McCullough Retired – Former Chief Executive Officer of ARI Packaging, Inc.

	Age: 65	Committees:
• Finance (Chair) • Compensation
Director Since: 2021

Experience:

From 2014 to 2017, Mr. McCullough served as the Chief Executive Officer of ARI Packaging, Inc., an innovative provider of packaging solutions. From 2007 to 2011, Mr. McCullough was President, Chief Executive Officer and a member of the board of directors of Perdoceo Education Corporation (formerly Career Education Corporation). Prior thereto, Mr. McCullough served as President of Abbott Laboratories’ Ross Products Division. Before joining Abbott Laboratories, Mr. McCullough served as Senior Vice President-Americas for Wm. Wrigley Jr. Company and spent 13 years at The Procter & Gamble Company in brand and general management roles. Mr. McCullough also served as an Infantry Officer in the U.S. Army for five years, beginning as a Second Lieutenant and rising to the rank of Captain.

Qualifications:

Mr. McCullough brings to the Board significant executive and managerial expertise gained from experiences in various roles as a chief executive officer, president and senior executive with market-leading consumer and commercial companies. Mr. McCullough has significant experience in strategic planning and execution, organizational integration, and financial matters. His service on the boards of directors of other publicly traded companies provides our Board with a broad range of perspectives valuable to the further implementation of our overall strategy.

Other Current Public Directorships: • TransDigm Group Inc.
Former Public Directorships: • Perdoceo Education Corporation • Sherwin-Williams Company

20 COMMERCIAL METALS COMPANY

Proposal 1: Election Of Directors

Charles L. Szews Retired – Former President and Chief Executive Officer of Oshkosh Corporation

	Age: 68	Committees:
• Audit (Chair) • Nominating and Corporate Governance
Director Since: 2014

Experience:

From 2012 to 2015, Mr. Szews served as the Chief Executive Officer of Oshkosh Corporation (“Oshkosh”), a designer, manufacturer, and marketer of specialty vehicles and vehicle bodies. Mr. Szews also served at Oshkosh as President and Chief Executive Officer from 2011 to 2012, as President and Chief Operating Officer from 2007 to 2011 and as Executive Vice President and Chief Financial Officer from 1997 to 2007. Prior to joining Oshkosh, Mr. Szews held a series of executive positions with Fort Howard Corporation for eight years. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period.

Qualifications:

As the former chief executive officer of a large publicly traded corporation, Mr. Szews brings to the Board chief executive leadership experience, as well as extensive financial, audit, operational, strategic planning, and mergers and acquisitions experience gained from serving in a variety of roles throughout his career. Mr. Szews’ previous and current board positions at other publicly traded companies have provided him with many years of audit committee experience, including as chair. In addition, he brings vast experience in manufacturing, technology, and international markets that provide knowledge and insight into our Company’s global operations.

Other Current Public Directorships: • Group 1 Automotive, Inc. • CACI International Inc.
Former Public Directorships: • Oshkosh Corporation • Gardner Denver, Inc. • Rowan Companies plc • Valaris plc • Allegion plc

2025 PROXY STATEMENT 21

Proposal 1: Election Of Directors

Directors Continuing in Office

Class I – Term to Expire in 2026

Peter R. Matt President and Chief Executive Officer of CMC

Age: 62

Director Since: 2020

Experience:

Mr. Matt has served as the President and Chief Executive Officer of CMC since September 1, 2023 and previously served as President of CMC from April 2023 to August 2023. Prior to joining CMC, Mr. Matt served as Executive Vice President and Chief Financial Officer of Constellium N.V. (“Constellium”), a global aluminum fabrication company from 2016 to 2023. Prior to joining Constellium, Mr. Matt served as a Managing Partner for Tumpline Capital, LLC from 2015 to 2016. From 1985 to 2015, he held various leadership positions with Credit Suisse.

Qualifications:

Mr. Matt brings to the Board a wealth of financial, strategic, and executive managerial experience. He has previously helped engineer the turnaround of a global manufacturing company with extensive work on corporate and operational finance, financial planning, strategy, governance, and a range of other public company topics. Over his 30 years as a banker, he worked closely with a wide range of industrial companies, including a number of steel companies, across a range of financial and strategic products, including asset finance, restructuring, public and private debt and equity securities, and a variety of mergers and acquisitions transactions.

22 COMMERCIAL METALS COMPANY

Proposal 1: Election Of Directors

Sarah E. Raiss Retired – Former Executive Vice President, Corporate Services of TransCanada Corporation

	Age: 67	Committees:
• Audit • Nominating and Corporate Governance
Director Since: 2011

Other Current Public Directorships:

Experience:

Ms. Raiss was employed by TransCanada Corporation (“TransCanada”), a North American energy infrastructure company, from 1999 to 2011, most recently serving as Executive Vice President, Corporate Services, from 2002 to 2011. Prior to joining TransCanada, Ms. Raiss served in various engineering, operations, strategic planning, and marketing positions in the telecommunications industry at Ameritech Corporation and its subsidiary, Michigan Bell.

Qualifications:

Ms. Raiss brings to the Board strong business acumen and business management experience, as well as functional expertise in strategic planning, merger integration, human resources, and corporate governance, all gained through her management and board experiences at significant industrial enterprises. Her service as Executive Vice President, Corporate Services of TransCanada and as a director of various publicly traded companies provide our Board with additional perspective on corporate strategy and operations. Ms. Raiss was recognized on the 2015 NACD Directorship 100 list. In addition, Ms. Raiss has received an Institute of Corporate Directors (“ICD”) professional designation and was a 2020 ICD Fellow.

• Loblaw Companies Ltd. • RB Global, Inc.

Former Public Directorships: • Vermillion Energy • Canadian Oil Sands Ltd. • MicroPlanet Technologies Corporation, a TSX Venture Exchange Company • Shoppers Drug Mart Inc.

2025 PROXY STATEMENT 23

Proposal 1: Election Of Directors

Robert S. Wetherbee Executive Chairman of the Board and Former Chief Executive Officer of ATI Inc.

	Age: 65	Committees:
• Compensation (Chair) • Nominating and Corporate Governance
Director Since: 2023*
* Chairman of the Board of CMC since September 2024

Experience:

Since July 1, 2024, Mr. Wetherbee has served as Executive Chairman of the Board of ATI Inc. (“ATI”), a publicly traded global producer of high-performance specialty materials and solutions for the global aerospace and defense markets, and critical applications in electronics, medical, and specialty energy. Previously, Mr. Wetherbee served as Chief Executive Officer of ATI from June 2023 to June 2024 and President and Chief Executive Officer of ATI from 2019 to June 2023. Mr. Wetherbee has been a member of the board of directors of ATI since 2019 and became Board Chair of ATI in 2021. Mr. Wetherbee previously served as Executive Vice President of ATI Flat Rolled Products Group from 2015 until 2018, and was the President of ATI Flat Rolled Products from 2014 until 2015. Prior to that, Mr. Wetherbee served as President and Chief Executive Officer of Minerals Technologies, Inc., a publicly traded, technology-driven specialty minerals company, from 2013 until 2014. He previously served as President of ATI’s tungsten business from 2010 until 2012, following a 29-year career with Alcoa in roles of increasing responsibility.

Qualifications:

As executive chairman of the board and former chief executive officer of a publicly traded company, Mr. Wetherbee brings to the Board substantial experience in executive leadership, public company governance, business development, and strategic planning. Over the course of his career, Mr. Wetherbee has held a variety of senior management positions and has obtained significant experience with respect to mergers and acquisitions, operational matters, implementation of new technologies, and value creating initiatives. With over 30 years of experience in the metals industry and an established track record of driving organic growth and delivering sustainable profitability, Mr. Wetherbee provides our Board with valuable industry insights and meaningful strategic guidance.

Other Current
Public Directorships: • ATI Inc.

24 COMMERCIAL METALS COMPANY

Proposal 1: Election Of Directors

Class II – Term to Expire in 2027

Dennis V. Arriola Former Chief Executive Officer of Avangrid, Inc.

	Age: 63	Committees:
• Audit • Finance
Director Since: 2024

Experience:

Mr. Arriola is an Operating Partner for Sandbrook Capital, a private investment firm that focuses on investments in global energy infrastructure. From 2020 to 2022, he held the position of Chief Executive Officer of Avangrid, Inc., a leading sustainable energy company with $41 billion in assets operating across 24 states. Mr. Arriola's professional career has also included key leadership roles in executive, operating, and financial functions at Sempra and SunPower Corporation.

Qualifications:

As the former chief executive officer of a publicly traded company, Mr. Arriola brings to the Board chief executive leadership experience, as well as extensive financial, audit, operational, and strategic planning experience gained from serving in a variety of roles throughout his career. His service on the boards of directors of other publicly traded companies provides our Board with a broad range of perspectives valuable to the further implementation of our overall strategy.

Other Current Public Directorships: • ConocoPhillips • Meritage Homes Corporation

2025 PROXY STATEMENT 25

Proposal 1: Election Of Directors

John R. McPherson Former Executive Vice President and Chief Financial & Strategy Officer of Vulcan Materials Company

	Age: 56	Committees:
• Audit • Finance
Director Since: 2022

Experience:

Mr. McPherson served as the Executive Vice President and Chief Financial & Strategy Officer of Vulcan Materials Company (“Vulcan Materials”), a publicly traded company principally engaged in the production, distribution, and sale of construction materials and industrial and specialty chemicals, from 2014 until 2018, as President of its East Region from 2012 until 2014 and as Senior Vice President, Strategy & Business Development from 2011 until 2012. Prior to joining Vulcan Materials, Mr. McPherson served from 1995 until 2011 in a variety of roles with McKinsey & Company, Inc. (“McKinsey”), including from 2007 through 2011 as a director (senior partner). From 1990 until 1993, Mr. McPherson worked with Goldman Sachs & Company as an investment banker.

Qualifications:

As a former chief financial officer, Mr. McPherson brings to the Board a comprehensive understanding of public company finance. Mr. McPherson also has extensive knowledge of audit, risk, compliance, and public company reporting requirements. Mr. McPherson’s years of experience as a consultant at McKinsey and as head of strategy at Vulcan Materials enable him to make valuable contributions to the oversight and implementation of the Company’s strategic objectives.

Former Public Directorships:
• Forterra, Inc.

26 COMMERCIAL METALS COMPANY

Proposal 1: Election Of Directors

Tandra C. Perkins Senior Vice President, Chief Digital and Administrative Officer of The Phillips 66 Company

Age: 53	Committees:
• Finance • Compensation
Director Since: 2024

Experience:

Ms. Perkins is the Senior Vice President, Chief Digital and Administrative Officer at The Phillips 66 Company, a leading energy company and provider. From July 2020 to October 2022, she served as Vice Chair of Growth and Strategy for KPMG. Prior to this role, Ms. Perkins held several leadership positions within KPMG over the course of her 21-year tenure with the organization, including as partner-in-charge and other leadership positions at KPMG’s Houston office.

Qualifications:

Ms. Perkins brings to the Board strong business acumen and 30 years of professional experience across multiple industries including industrial manufacturing and energy. Her service as a chief digital and administrative officer provides our Board with knowledge of cybersecurity and information technology, enterprise services, and innovation. Ms. Perkins’ experience in growth and strategy enables her to make valuable contributions to implement the Company’s strategic objectives.

There is no family relationship between any of the directors, executive officers, or any director nominee.

Vote Required

Directors are elected by a majority of votes cast and cumulative voting is not permitted.

Our Board recommends a vote FOR the election of the nominees for director: Lisa M. Barton, Gary E. McCullough and Charles L. Szews.

2025 PROXY STATEMENT 27

Corporate Governance; Board and Committee Matters

Corporate Governance Practices. Because corporate governance practices evolve over time, our Board reviews and approves our Corporate Governance Guidelines, committee charters, and other governance policies at least once a year and updates them as necessary and appropriate. Our Board is guided by our Corporate Governance Guidelines, which address director responsibilities, director access to management and independent advisors, director orientation and continuing education, director retirement, and the annual performance evaluations of our Board, its committees, and individual directors, among other things. The Corporate Governance Guidelines also direct that the Nominating and Corporate Governance Committee consider the periodic rotation of committee members and committee chairs as a means of introducing fresh perspectives and broadening and diversifying the views and experience represented on the committees of our Board.

Director Independence. Our Board has determined, after considering all of the relevant facts and circumstances, that Mses. Barton, Perkins and Raiss and Messrs. Arriola, McCullough, McPherson, Szews and Wetherbee are independent, as “independent” is defined by the NYSE listing standards, because they have no direct or indirect material relationship with us (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us) that would cause the independence requirements of the NYSE listing standards not to be satisfied.

Board Leadership Structure. Our Nominating and Corporate Governance Committee, as well as our full Board when appropriate, regularly evaluate the leadership structure of our Board to determine what arrangement is most appropriate for the Company and its stockholders. Our Board believes that it is important to maintain flexibility to determine the appropriate leadership structure based on Company circumstances at the time, and that our directors are best positioned to lead this evaluation given their unique insight into our business, leadership team, culture, and opportunities.

On August 31, 2024, Ms. Smith retired from her position as Executive Chairman of the Board and as a member of the Board, and our Board appointed Mr. Wetherbee, who has served as an independent director on the Board since March 2023, to serve as independent Chairman of the Board, effective September 1, 2024. In connection with Mr. Wetherbee’s appointment as Chairman of the Board, Ms. Raiss, who had served as our Lead Director since January 2022, resigned from her position as Lead Director, effective August 31, 2024, but continues to serve on our Board.

We do not have a fixed policy as to whether the offices of Chairman of the Board and CEO should be vested in the same person or two different people. Prior to Ms. Smith retiring as CEO in September 2023, the Board had determined that the most effective leadership structure was having Ms. Smith serve in both roles, coupled with a Lead Director, independent chairs for our committees and regularly scheduled executive sessions of the non-employee and independent directors. In connection with the implementation of the CEO succession plan in September 2023, our Board determined that splitting the roles of CEO and Chairman of the Board was the most appropriate allocation of roles at that time to assist with the leadership transition. Accordingly, when Mr. Matt assumed the role of CEO on September 1, 2023, Ms. Smith assumed the role of Executive Chairman of the Board.

Upon Ms. Smith’s retirement as Executive Chairman of the Board, the Board appointed Mr. Wetherbee to serve as independent Chairman of the Board. Our Board has determined that having an independent director serve as Chairman of the Board is in the best interests of the Company at this time because it allows the Chairman of the Board to focus on leading the Board in its oversight role with respect to the Company while the CEO focuses on executing the Company’s strategy and managing the Company’s business. Mr. Wetherbee has established strong working relationships with his fellow Board members and has garnered their confidence and respect. A non-management executive session is offered before the conclusion of each Board and committee meeting, which further facilitates the independence of our Board. In the event that the roles of Chairman of the Board and CEO are combined in the future, we anticipate that the Board would appoint a strong lead independent director with a well-defined role similar to the responsibilities undertaken by our current Chairman of the Board. We anticipate that we would disclose any such change in our Board leadership structure to the stockholder community.

28 COMMERCIAL METALS COMPANY

Corporate Governance; Board and Committee Matters

Chairman of the Board. The role of the Chairman of the Board is designed to provide leadership to our Board and to provide support to our CEO.

The duties and responsibilities of the Chairman of the Board include:

•
convening and presiding over executive sessions attended only by independent and non-employee directors;
•
ensuring that topics deemed important by independent directors, such as views on our strategy, management, risk matters, CEO succession, and execution, are included in Board discussions;
•
serving as an advisor to the CEO;
•
communicating to the CEO the substance of discussions held during executive sessions to the extent requested by the participants;
•
presiding at meetings of our Board and of our stockholders;
•
monitoring and coordinating with management on corporate governance issues and developments; and
•
being available to advise committee chairs in fulfilling their designated roles and responsibilities to the Board.

The Chairman of the Board is also available to receive direct communications from stockholders, in the manner described below, and may periodically, as directed by our Board, be asked to speak for CMC or perform other responsibilities.

Board’s Role in Risk Oversight. Our Board is responsible for overseeing our risk management processes. Management is principally responsible for defining, identifying, and assessing the various risks facing CMC, formulating enterprise risk management policies and procedures, and managing our risk exposures on a day-to-day basis. Our Risk Committee, comprised of the members of our executive leadership team, directs this process. Enterprise risks, including ESG risks, are identified and prioritized by the Risk Committee, and each risk is assigned by our Board to a Board committee or the full Board for oversight, depending on the nature of the risk. The Risk Committee provides an annual risk assessment, with periodic updates, as appropriate, to our Board or the applicable Board committee, and our Board or Board committee, as the case may be, assesses the risks and reviews options for risk mitigation presented by the Risk Committee, which includes determining a response strategy and monitoring progress on those strategies. Our Vice President, Strategy, Government Affairs and Sustainability, Senior Vice President, Chief Legal Officer and Corporate Secretary, and Senior Vice President, Chief Human Resources and Communications Officer, along with other members of management, as appropriate, provide our Board and its committees with regular updates on ESG topics, including the Company’s progress toward our short-term and long-term goals.

The following shows the allocation of risk oversight among the Board and its committees:

Full Board
ESG, strategic and other significant business risks are monitored by the full Board
Audit Committee Oversees the management of risks relating to the integrity of financial reporting, business interruption and cybersecurity, and compliance with legal and regulatory requirements	Finance Committee Oversees the management of risks relating to capital allocation, liquidity, and the Company’s strategic business and capital plans	Compensation Committee Oversees the management of risks relating to compensation design and attracting and retaining key employees	Nominating and Corporate Governance Committee Oversees the management of risks associated with corporate governance, including director succession planning

As part of our risk assessment process, our Board or an applicable Board committee also receives presentations throughout the year from management regarding specific potential risks and trends as necessary. Annually, the Finance Committee of the Board (the “Finance Committee”) and the full Board review the Company’s strategic business plans, which includes an evaluation of competitive, economic, and other risks that may emerge in the course of executing on the Company’s strategic objectives and plans. We believe that the practices described above facilitate effective Board oversight of our significant risks.

2025 PROXY STATEMENT 29

Corporate Governance; Board and Committee Matters

Information Security Risk Oversight and Management. Information security risk is a significant oversight focus area for the Audit Committee of the Board (the “Audit Committee”), as well as the entire Board. Over the course of fiscal year 2024, the Audit Committee received four separate cybersecurity briefings from our information security team, and our full Board received one cybersecurity briefing from our information security team. In the previous three years, we have not experienced any material data compromise to our information systems. We continue to secure our own manufacturing and information technology infrastructure; to train our employees throughout the year about malware, viruses, hacking, phishing, and other information security risks, including how to avoid and mitigate them; and to protect our sensitive data from failures, breaches, or cyber incidents. To protect against emerging threats, we regularly engage third-party experts to assess our cybersecurity controls and vulnerabilities and upgrade our systems and controls as appropriate. In addition to the practices above, we currently maintain a cyber liability insurance policy.

Corporate Governance Guidelines, Code of Conduct, and Financial Code of Ethics. Our Board has adopted Corporate Governance Guidelines, which reflect the principles by which we operate. When appropriate, the Nominating and Corporate Governance Committee and our Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving leading practices for similarly situated companies. We have also adopted a Code of Conduct and Business Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees. In addition, we have adopted a separate Code of Ethics for Senior Financial Officers (the “Financial Code of Ethics”), which is applicable to our CEO, CFO and Chief Accounting Officer. We intend to post any amendments to or waivers from our Financial Code of Ethics and any amendments to or waivers from (to the extent applicable to our CEO, CFO and Chief Accounting Officer) our Code of Conduct on our website. Our Corporate Governance Guidelines, Code of Conduct, Financial Code of Ethics and other information are available at our website, www.cmc.com, by clicking on “Investors,” then “Governance and Board of Directors,” and such information is available in print to any stockholder, without charge, upon request to CMC, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, or by calling (214) 689-4300.

Annual Board Evaluations. Each year, the Nominating and Corporate Governance Committee leads our Board through self-evaluations to assess whether our Board, its committees, and its members are functioning effectively, and to identify areas where improvement can be made. This process also includes an evaluation of all directors, including the Chairman of the Board, Lead Director (if any), and committee chairs. As part of the evaluation process, the Nominating and Corporate Governance Committee engaged a third-party facilitator to conduct a self-evaluation interview with each Board member to enhance participation and encourage candid feedback from the directors. The facilitator compiled and anonymized the results of these interviews and presented summaries that identified common themes, issues and suggestions to the committees and our Board. Our Board and its committees reviewed and discussed the summaries during committee and Board executive sessions, and then, as appropriate, enhanced policies and practices based on the results. We believe this approach, in addition to ongoing feedback, supports our Board’s effectiveness and continuous improvement.

Management Succession Planning. Our Board plays an integral oversight role in talent development by actively engaging in the succession planning for the CEO and other key employees at CMC. Our executive leadership team, facilitated by our Senior Vice President, Chief Human Resources and Communications Officer, annually presents to our Board a review of executive and senior management, including a discussion of those employees who are considered to be potential successors to executive and senior level positions with regard to their readiness and development opportunities. In addition, our Nominating and Corporate Governance Committee annually reviews an emergency succession plan for the CEO.

Communications by Stockholders and Other Interested Parties. Stockholders and other interested parties may communicate with the Chairman of the Board or any of the non-employee and independent directors by submitting a letter addressed to their individual attention or to the attention of non-employee directors c/o Corporate Secretary at P.O. Box 1046, Dallas, Texas 75221.

Stockholder Engagement. We understand the importance of engaging with stockholders and are committed to regularly hearing our stockholders’ perspectives. Our management team has developed a robust stockholder engagement program. Since our last annual meeting of stockholders, we engaged with stockholders on topics of importance to both the Company and stockholders. In fiscal year 2024, we participated in approximately 163 meetings with stockholders. In addition to discussing our business strategy and initiatives, as well as our results and financial performance, we provided an open forum for each stockholder to discuss other matters, such as our human capital management; executive compensation; Board composition, tenure and refreshment; CEO succession planning; and environmental and sustainability topics, including risks presented by climate change. Our engagement efforts and the stockholder feedback we receive are reviewed with our Board and help to promote greater alignment of our governance and executive compensation practices with stockholder interests.

Board Meetings. In fiscal year 2024, the entire Board met seven times, six of which were regularly scheduled meetings. All director nominees and continuing directors attended one hundred percent (100%) of the meetings of our Board and of the committees on which they serve. We expect all directors and director nominees to attend the Annual Meeting. All then-serving

30 COMMERCIAL METALS COMPANY

Corporate Governance; Board and Committee Matters

directors attended the annual meeting of stockholders held on January 10, 2024, except for one director who was unable to attend due to illness and one director who was unable to attend due to an unexpected travel delay.

Executive Sessions. As required by the NYSE listing standards, non-employee and independent directors regularly schedule executive sessions of our Board and its committees in which they meet without the presence of employee directors or management. The presiding director at such executive sessions in fiscal year 2024 was Ms. Raiss, who served as our Lead Director until August 31, 2024. In fiscal year 2024, the non-employee directors, which included all members of our Board other than Ms. Smith and Mr. Matt, held five non-employee director executive sessions in connection with Board meetings and no stand-alone meetings.

Board Committees

We have four standing board committees: Audit, Compensation, Nominating and Corporate Governance and Finance, the principal responsibilities of which are described below. All committee charters can be found on our website, www.cmc.com, by clicking on “Investors,” then “Governance and Board of Directors.”

Audit Committee

All members are independent Members: • Mr. Szews (Chair) • Mr. Arriola • Mr. McPherson • Ms. Raiss Meetings in 2024: 7

Responsibilities:

Our Board has a standing Audit Committee that performs the activities more fully described in the Audit Committee Report on page 76. All members of the Audit Committee are financially literate under NYSE standards.

Mr. Arriola joined the Audit Committee on March 19, 2024.

2025 PROXY STATEMENT 31

Corporate Governance; Board and Committee Matters

Compensation Committee

All members are independent Members: • Mr. Wetherbee (Chair) • Ms. Barton • Mr. McCullough • Ms. Perkins Meetings in 2024: 5

Responsibilities:

Our Board has a standing Compensation Committee that is responsible for the matters described in the Compensation Committee’s charter, including (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, (ii) evaluating the performance of the CEO and the other executive officers in light of those goals and objectives, and (iii) determining and approving the CEO’s compensation based on this evaluation as well as setting the compensation of the other executive officers following a review with the CEO of the CEO’s evaluation, recommendations, and decisions as to the performance and compensation of the other executive officers.

Additional responsibilities of the Compensation Committee are:

•
assisting our Board in the discharge of its responsibilities relating to the establishment, administration, and monitoring of fair and competitive compensation and benefits programs for our executive officers and other executives;
•
making recommendations to our Board with respect to incentive compensation plans, equity-based plans, and other compensation and benefits programs;
•
administering CMC’s incentive compensation, stock option, and other equity-based plans; and
•
reviewing and making recommendations to our Board regarding any employment, severance, change in control or separation agreement, or any deferred compensation arrangement, to be entered into with any executive officer.

During fiscal year 2024, Ms. Avril-Groves served as Chair of the Compensation Committee through March 19, 2024 and served as a member of the Compensation Committee until her retirement from our Board on August 31, 2024. Mr. Wetherbee was appointed Chair of the Compensation Committee on March 19, 2024. Ms. Perkins joined the Compensation Committee on September 1, 2024.

For further discussion of the Compensation Committee’s role in determining executive officer compensation, the role of executive officers in determining or recommending the amount or form of executive compensation, and the Compensation Committee’s engagement and use of an independent third-party compensation consultant, please see the “Compensation Discussion and Analysis” section beginning on page 37.

32 COMMERCIAL METALS COMPANY

Corporate Governance; Board and Committee Matters

Nominating and Corporate Governance Committee

All members are independent Members: • Ms. Barton (Chair) • Ms. Raiss • Mr. Szews • Mr. Wetherbee Meetings in 2024: 4

Responsibilities:

Our Board has a standing Nominating and Corporate Governance Committee that is responsible for the matters described in the Nominating and Corporate Governance Committee’s charter, including:

•
identifying and making recommendations as to individuals qualified to be nominated for election to our Board and Board committees;
•
monitoring developments in corporate governance matters and overseeing compliance with statutes, rules, and regulations relating thereto, including reviewing, assessing, and making recommendations to our Board with respect to our Corporate Governance Guidelines;
•
overseeing the annual self-evaluation of the performance of our Board, Board committees, and individual directors;
•
overseeing and recommending compensation of non-employee directors;
•
reviewing and overseeing director orientation and continuing education; and
•
annually reviewing corporate policies, including the Code of Conduct and the Financial Code of Ethics.

Mr. Wetherbee joined the Nominating and Corporate Governance Committee on March 19, 2024.

Finance Committee

All members are independent Members: • Mr. McCullough (Chair) • Mr. Arriola • Mr. McPherson • Ms. Perkins Meetings in 2024: 5

Responsibilities:

Our Board has a standing Finance Committee that is responsible for the matters described in the Finance Committee’s charter, including:

•
reviewing and approving or recommending to our Board, as appropriate, potential strategic transactions including mergers, acquisitions, divestitures, joint ventures and other investments, and major capital expenditures, as well as conducting post-transaction reviews and analysis;
•
approving and making recommendations to our Board with respect to the Company’s annual operating and capital expenditure plan;
•
approving and making recommendations to our Board with respect to the Company’s (i) financing strategies and debt arrangements and (ii) dividend policy, stock splits, and stock repurchases and debt arrangements;
•
reviewing the Company’s cash position, capital structure and strategies, and insurance coverage matters; and
•
approving and making recommendations to our Board with respect to the Company’s issuances, as appropriate, of debt or equity securities.

Ms. Avril-Groves served on the Finance Committee during fiscal year 2024 until her retirement from our Board on August 31, 2024. Mr. Wetherbee served on the Finance Committee during fiscal year 2024 through March 19, 2024, when he was appointed to the Nominating and Corporate Governance Committee. Mr. Arriola joined the Finance Committee on March 19, 2024. Ms. Perkins joined the Finance Committee on September 1, 2024.

2025 PROXY STATEMENT 33

Corporate Governance; Board and Committee Matters

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for directors. Our Board, after considering the recommendation of the Nominating and Corporate Governance Committee, proposes a slate of director nominees to the stockholders for election to our Board. For information on how to submit a candidate for consideration, please see “2026 Annual Meeting and Stockholder Proposals” on page 82.

Director Qualifications and Skills

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. Director candidates must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. In addition to considering these qualifications, the Nominating and Corporate Governance Committee will consider such relevant factors as it deems appropriate, including the current composition of our Board, the evaluations of other prospective director nominees, and the need for any required expertise on our Board or one of its committees. Dedication of sufficient time, energy and attention to ensure diligent and effective performance of their duties is expected of directors. Non-employee directors may not serve on the board of directors of more than three other publicly traded companies. Directors should be committed to serve on our Board for an extended period of time if elected by stockholders. The Nominating and Corporate Governance Committee believes that the current composition of our Board reflects an appropriate mix of tenure, skill sets, experience, and qualifications that are relevant to the business and governance of the Company.

	Arriola	Barton	Matt	McCullough	McPherson	Perkins	Raiss	Szews	Wetherbee

Public Company CEO or Senior Executive

Corporate Finance/ Accounting

Global Business Experience

Strategy/M&A

Cybersecurity/Information Technology

Government/Regulatory/ Trade Matters

Innovation/Technology

Environmental/ Sustainability/Climate

Human Capital Management

Metals or Related Industry Experience

Manufacturing Experience

Ethnically/Racially or Gender Diverse

34 COMMERCIAL METALS COMPANY

Corporate Governance; Board and Committee Matters

Board Diversity

Our Board and the Nominating and Corporate Governance Committee believe that diversity is an important factor in determining the composition of our Board. Although our Board does not maintain a formal diversity policy, the Nominating and Corporate Governance Committee considers gender, racial, ethnic, and other diversity criteria in identifying director candidates and making recommendations to our Board.

Demonstrating our Board’s commitment to diversity, three of the five directors most recently appointed to our Board are diverse. Our current Board of nine directors includes two African Americans, one Hispanic American and three women. None of our directors self-identify as LGBTQ+.

2025 PROXY STATEMENT 35

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to our Board that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2024.

Robert S. Wetherbee (Chair)

Lisa M. Barton

Gary E. McCullough

Tandra C. Perkins

36 COMMERCIAL METALS COMPANY

Compensation Discussion and Analysis

Executive Summary

Leadership and organizationAL changes

Leadership and organizational changes support sustained stockholder value creation. In fiscal year 2024, the Company executed upon its planned leadership transition for business continuity, which we believe positions the Company for continued operational and financial excellence in order to create stockholder value:

•
Peter R. Matt: Promoted from President to President and CEO, effective September 1, 2023.
•
Barbara R. Smith: Transitioned from CEO and Chairman of the Board to Executive Chairman of the Board on September 1, 2023. Ms. Smith retired from her position as Executive Chairman of the Board and as a member of the Board, effective August 31, 2024.
•
Robert S. Wetherbee: Appointed independent Chairman of the Board, effective September 1, 2024.

During fiscal year 2024, the Company also announced a realignment of its reporting structure from two reportable segments (North America and Europe) to three reportable segments (North America Steel Group, Europe Steel Group, and Emerging Businesses Group). This decision was made to better align the Company’s operating segment structure to reflect:

1.
the evolution of the Company’s solutions offerings outside of traditional steel products;
2.
the growing importance of non-steel solutions to the Company’s financial results and future outlook; and
3.
the CEO’s approach to performance assessment, strategic-decision making, and allocation of capital resources.

The Company believes this new structure will provide enhanced insights into factors that drive value creation for the Company, and will support discussions with the investment community regarding strategy, future growth plans, and capital allocation.

2025 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Alignment and Execution

The following are our fiscal year 2024 business highlights which demonstrate the impact of the decisive strategic actions we have taken over the last several years as we have continued to deliver on our strategic growth plan, evolve our capital allocation framework, and advance our sustainability efforts.

Fiscal Year 2024 Highlights

Financial Results

•
Net earnings $485.5 million; third best year in our history
•
Adjusted EBITDA(1) $970.6 million; third best year in our history
•
Cash flow from operating activities of $899.7 million; second best year in our history

Strategic Growth

•
Continued production ramp up of new micro mill in Arizona
•
Progress on construction of our fourth micro mill in West Virginia
•
Realigned segment reporting to support execution of strategic growth plan

Stockholder Value

•
Return on Invested Capital(2) of 9.9%, above our cost of capital
•
$261.8 million returned to stockholders through dividends and share repurchases, representing a 48% increase from fiscal year 2023
•
Increased quarterly dividend payout to $0.18 per share, marking growth of 12.5% compared to previous rate

(1)
Adjusted EBITDA is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)
Return on Invested Capital is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Alignment Between Executive Pay and Company Performance

The Compensation Committee oversees compensation programs to align the actions of our NEOs with the long-term interests of our stockholders based on the fundamental philosophy to pay for performance. Our incentive plans are designed to focus our executives on several key performance indicators. Specifically, payouts under the Commercial Metals Company 2013 Cash Incentive Plan (the “Annual Cash Incentive Plan”) are determined based on Adjusted Earnings (Comp) and ROICC (each as defined below) and vesting of performance-based stock units (“PSUs”) is based on Adjusted EBITDA (Comp) and Relative TSR (each as defined below).

•
PSUs: Strong financial and relative total stockholder return (“TSR”) performance for the three-year period ending in fiscal year 2024 resulted in above target payouts.
•
Annual Cash Incentive Plan: Lower financial results in fiscal year 2024 (compared to fiscal year 2023) resulted in below target payouts.

(1)
Adjusted EBITDA for Compensation Purposes (“Adjusted EBITDA (Comp)”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)
Relative Total Stockholder Return (“Relative TSR”) performance and PSU payouts are for the three-year period ended August 31, 2024.
(3)
As used in this proxy statement, “Adjusted Earnings (Comp)” means adjusted earnings from continuing operations for compensation purposes. Adjusted Earnings (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(4)
Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

38 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance Practices

The following are highlights of CMC’s compensation governance framework which the Compensation Committee believes reinforces our pay-for-performance philosophy:

What we do
Target total compensation at approximately the 50th percentile of Peer Data (as defined on page 41)	At least 50% of long-term incentive awards are in the form of PSUs
Independent executive compensation consultant	Limited perquisites
Double trigger vesting upon a change in control for equity awards	Double trigger for market-based severance upon a change in control
Analyze risk when setting executive compensation	Clawback policy for executive incentive compensation
Majority of NEO compensation is at risk	Robust NEO and director stock ownership and retention guidelines
Multiple performance metrics and multi-year vesting timeframes, emphasizing Adjusted Earnings (Comp), Adjusted EBITDA (Comp), ROICC and Relative TSR measures

What we doN't DO
No hedging, pledging or short sales of CMC stock by directors, officers or employees	No guaranteed incentive bonus payments
No repricing of stock options without stockholder approval
No dividend equivalents on stock options
No tax gross-up reimbursement payments to our executives for excise taxes on payments received in connection with a change in control or under Section 409A of the Code
No acceleration of vesting upon retirement for equity awards
No exceptions to the prohibition on pledging CMC stock as collateral

2024 Say-on-Pay Vote

At the Company’s 2024 annual meeting of stockholders, the Company received approximately 96.5% support for its say-on-pay proposal. While the say-on-pay vote is advisory and not binding, the Compensation Committee strongly values the opinions of our stockholders as expressed in the say-on-pay vote. The Compensation Committee believes that our 2024 support level demonstrates a strong alignment of our compensation programs with our stockholders’ interests.

The Compensation Committee will continue to consider the outcome of our future say-on-pay votes when making future compensation decisions for the NEOs.

Named Executive Officers

CMC’s executive compensation program applies to senior executives and senior level employees; however this Compensation Discussion and Analysis focuses on the compensation paid or awarded to the following executive officers, collectively referred to as the NEOs:

For fiscal year 2024, the NEOs were:

•
Barbara R. Smith, Former Executive Chairman of the Board(1)
•
Peter R. Matt, President and CEO
•
Paul J. Lawrence, Senior Vice President and CFO

(1)
Ms. Smith served as Executive Chairman of the Board from September 1, 2023 until her retirement on August 31, 2024. Previously, she served as President and CEO from September 2017 to April 2023, CEO from April 2023 to August 2023 and Chairman of the Board from January 2018 to August 2023.

2025 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

•
Ty L. Garrison, Senior Vice President, Operational and Commercial Excellence
•
Jody K. Absher, Senior Vice President, Chief Legal Officer and Corporate Secretary
•
Jennifer J. Durbin, Senior Vice President, Chief Human Resources and Communications Officer

Impact of Leadership Transition on Executive Pay

In connection with the CEO transition outlined above, we adjusted executive pay as follows:

•
Mr. Matt’s target compensation for fiscal year 2024 was increased 69% as compared to fiscal year 2023 in order to position Mr. Matt near the 25th percentile of Peer Data (as defined on page 41), with the expectation that Mr. Matt’s compensation would progress through the market range as he continues to develop in the role.
•
Ms. Smith’s target compensation for fiscal year 2024 was reduced by 45% as compared to fiscal year 2023 due to her position change.

Executive	Base Salary	Target Bonus (% of Base Salary)	Target Long-Term Incentives	Target Total Direct Compensation	% Change
Peter R. Matt	$1,000,000	125%	$4,500,000	$6,750,000	+69%
Barbara R. Smith	$800,000	100%	$3,200,000	$4,800,000	-45%

Compensation Objectives and Principles

The Compensation Committee believes that it is in the best interests of stockholders for CMC to establish and maintain a competitive executive compensation program by focusing on the following objectives:

Objective	How We Accomplish this Objective
Attract and Retain Top-Caliber Talent
•
Offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives
•
Benchmark executive compensation against a peer group of appropriately sized competitors for executive talent
•
Provide long-term incentive vehicles with multi-year vesting periods

Pay-for-Performance
•
A significant portion of executive potential compensation is based upon our financial performance
•
Annual Cash Incentive Bonus on page 44 is based solely on financial goals
•
Long-term incentive grants are 60% performance-based for the CEO and the Executive Chairman and 50% performance-based for the other NEOs

Align Executive and Stockholder Interests
•
A significant portion of executive pay is delivered in the form of long-term incentives that track the Company’s stock price in addition to financial goals
•
25% of PSUs vest based on Relative TSR, which requires CMC to have strong TSR relative to peers

40 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

Determination of Total Compensation

Independent Compensation Advisor

The Compensation Committee engages an independent compensation consultant to assist it in an ongoing review of CMC’s executive compensation program. The review includes an analysis of market compensation best practices and developments, external regulatory requirements, the competitive market for executive talent, the evolving culture and demands of the business, and our compensation philosophy, including the features of our compensation program and the extent to which they support the execution of our business and talent needs.

Since September 2019, the Compensation Committee has engaged FW Cook as its independent compensation consultant on an annual basis. All work performed by the independent compensation consultant with regard to our executive compensation program is tasked and overseen directly by the Compensation Committee. At the direction of the Compensation Committee, our management provides information and analyses to the independent compensation consultant. As discussed further below, CMC participates in and purchases various compensation surveys and studies that management, the independent compensation consultant, and the Compensation Committee use to analyze executive compensation. The Compensation Committee believes that utilizing information from multiple compensation surveys supports an objective and well-rounded view of executive compensation practices.

Neither FW Cook, nor its affiliates, provide any other material services to CMC or its affiliates. The Compensation Committee has assessed the independence of FW Cook pursuant to the NYSE rules, and the Compensation Committee has concluded that FW Cook’s work for the Compensation Committee did not raise any conflicts of interest.

Role of Management and CEO in Compensation Decisions

We believe in aligning executive and stockholder interests through an executive compensation program designed with input from management in an ongoing dialogue with the Compensation Committee and, as appropriate, the Compensation Committee’s independent compensation consultant regarding internal, external, cultural, business, and motivational challenges and opportunities facing us and our executives. To that end, the executive team, with assistance from the Compensation Committee’s independent compensation consultant, analyzes trends and recommends improvements to the Company’s compensation programs. Specifically, during fiscal year 2024, Mr. Matt reviewed with the Compensation Committee his recommendations (without any recommendation as to his own compensation) regarding base salary adjustments, annual bonus and long-term incentive awards for the other NEOs. In addition, during fiscal year 2024, Mses. Smith, Durbin, and Absher, Mr. Matt, CMC’s Senior Director of Global Compensation, and CMC’s Assistant Corporate Secretary attended Compensation Committee meetings at the invitation of the Chair of the Compensation Committee. While the Compensation Committee receives management’s input with respect to executive compensation, all decisions regarding compensation for the NEOs are made by the Compensation Committee. The Compensation Committee also meets regularly in executive session (without the attendance of any member of management).

Role of Peer Companies

Compensation Peer Group

Our executive compensation program is designed so that base pay and total short- and long-term compensation is competitive with market practices. Market practices, or benchmarks, are based on peer group data and compensation survey data. FW Cook assisted the Compensation Committee with its review of the compensation peer group for continued appropriateness for fiscal year 2024 purposes, considering the comparability of the peer companies in terms of industry focus, size, scope and complexity of operations. No changes were made to the compensation peer group used for pay setting in fiscal year 2024.

The Compensation Committee also uses compensation survey data in its evaluation of compensation for the NEOs. Survey data provides insight into positions that may not generally be reported in proxy statements and information about the compensation of executives of non-public companies. To assist the Compensation Committee in evaluating fiscal year 2024 compensation levels, the Compensation Committee reviewed information from the following surveys: Willis Towers Watson CDB Executive Reports and FW Cook Executive Survey. For purposes of this Compensation Discussion and Analysis, the compensation peer group data and compensation survey data are collectively referred to as “Peer Data.”

2025 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

Performance Peer Group

The performance peer group is used to measure Relative TSR performance for purposes of the PSU program. Similar to the compensation peer group, with the assistance of FW Cook, the Compensation Committee reviews the performance peer group on an annual basis for continued appropriateness. For the purposes of the fiscal years 2024-2026 PSUs, no changes were made to the performance peer group.

The companies included in the fiscal years 2024-2026 performance peer group were chosen by the Compensation Committee based on recommendations from FW Cook, with management input. Our performance peer group is broader than our compensation peer group as it is focused more on our competitors for investor capital, and is less bound by revenue size, which is a driver of pay levels in the compensation peer group.

The following table illustrates the list of our compensation and performance peers:

Company	Compensation Peer	Performance Peer
Alcoa Corp.	X	X
Allegheny Technologies, Inc.	X	X
Arcosa	X
Carpenter Technology Corp.	X	X
Cleveland-Cliffs, Inc.	X	X
Eagle Materials, Inc.		X
Martin Marietta Materials	X	X
MasTec	X
Nucor Corp.	X	X
Olympic Steel		X
Oshkosh Corp.	X
Radius Recycling (formerly Schnitzer Steel INDS-CL A)	X	X
Reliance Steel & Aluminum Co	X	X
Ryerson Holdings		X
Silgan Holdings Inc.	X
Steel Dynamics, Inc.	X	X
Terex	X
The Timken Company	X
TimkenSteel Corp.		X
Trinity Industries	X
United States Steel Corp.	X	X
Vulcan Materials Co.		X
Worthington Industries	X	X

42 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Mix: Components and Objectives of Short- and Long-Term Compensation

In accordance with our overall compensation philosophy and program, our executives are provided with a mix of base salary, short-term incentives, long-term incentives, and employee benefits. As shown in the charts below, our compensation philosophy places a significant portion of the potential compensation for each NEO “at risk”, such that compensation will vary based on CMC’s performance.

Base Salary

We pay an annual base salary to each of our NEOs in order to provide them with a fixed rate of cash compensation that is “non-variable” during the fiscal year. While the Compensation Committee generally targets base salary at the 50th percentile of the Peer Data, actual base salary may be above or below the 50th percentile based on the Compensation Committee’s review of the underlying scope of an NEO’s responsibilities, individual performance and experience, tenure in the NEO’s current position or with CMC, internal pay equity, and retention concerns.

For fiscal year 2024, the Compensation Committee elected to make the changes to base salary outlined in the table below after reviewing the competitiveness of each executive’s base salary versus the market data and assessing the individual performance of each executive.

Executive	Fiscal Year 2024 Base Salary	% Change from Fiscal Year 2023 Base Salary

Barbara R. Smith	$800,000	(32.2)%
Peter R. Matt	$1,000,000	25%
Paul J. Lawrence	$645,000	3.2%
Ty L. Garrison	$610,000	—%
Jody K. Absher	$520,000	5.1%
Jennifer J. Durbin	$520,000	5.1%

2025 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive Bonus

Role of the Annual Cash Incentive Bonus

The purpose of the Annual Cash Incentive Plan is to advance the interests of CMC and our stockholders by:

•
providing those employees designated by the Compensation Committee (which may include NEOs, other senior executives, senior level employees and other employees) incentive compensation tied to pre-established and objective performance goals;
•
providing competitive compensation to attract, motivate and retain outstanding employees who achieve superior performance;
•
identifying and rewarding superior performance; and
•
fostering accountability and teamwork throughout CMC.

Goal-Setting Process

The Compensation Committee establishes appropriate performance periods, designates those executives eligible to participate, sets the level of potential awards, and determines the financial targets or other performance measures which, if attained, result in payment of awards (the “performance goals”). Management may periodically make recommendations as to these matters, but the Compensation Committee makes all decisions with respect to the implementation of the Annual Cash Incentive Plan.

The performance period for the annual bonus (the “Annual Cash Incentive Bonus”) is our fiscal year. The fiscal year 2024 Annual Cash Incentive Bonus was tied to Adjusted Earnings (Comp) and ROICC. The Compensation Committee believes these metrics focus the executives on effectively utilizing our assets, maximizing operational efficiencies, and seeking profitable growth opportunities.

In October 2023, the Compensation Committee established fiscal year 2024 financial performance goals that aligned with CMC’s fiscal year 2024 business plan. The business plan, which is approved annually by the Finance Committee, is established based on a rigorous financial review process that incorporates an analysis of macroeconomic conditions and a bottom-up process completed by each operating division. Key inputs include:

•
Global and country-specific trends such as gross domestic product, interest rates, and commodity prices;
•
Product specific trends related to domestic demand and import levels for our products; and
•
Company specific considerations such as volume demand, cost inflation, metal margin, availability of labor, planned maintenance outage periods, and continuous improvement projects.

The Compensation Committee established Adjusted Earnings (Comp) and ROICC targets for fiscal year 2024 that aligned with CMC’s fiscal year 2024 operating plan. Due to market uncertainty, as well as a high level of performance in fiscal year 2023, the fiscal year 2024 targets were set lower than the fiscal year 2023 targets, and lower than the Company’s fiscal year 2023 actual performance.

44 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth each NEO’s fiscal year 2024 threshold, target and maximum bonus opportunities, expressed as a percentage of base pay.

2024 Annual Cash Incentive Bonus Opportunity

Expressed as a Percentage of Base Pay for Fiscal Year 2024

Name	Base Pay	Threshold	Target	Maximum

Barbara R. Smith(1)	$800,000	50.0%	100%	200%
Peter R. Matt(2)	$1,000,000	62.5%	125%	250%
Paul J. Lawrence	$645,000	45.0%	90%	180%
Ty L. Garrison	$610,000	40.0%	80%	160%
Jody K. Absher	$520,000	37.5%	75%	150%
Jennifer J. Durbin	$520,000	37.5%	75%	150%

(1)
Ms. Smith’s target bonus opportunity was reduced from 140% in fiscal year 2023 to 100% in fiscal year 2024 based upon her position change.
(2)
Mr. Matt’s target bonus opportunity was increased from 100% in fiscal year 2023 to 125% in fiscal year 2024 based upon his position change and Peer Data.

2024 Annual Cash Incentive Bonus Performance Goals

The following table sets forth the fiscal year 2024 financial performance goals applicable to each NEO under the Annual Cash Incentive Plan, as well as actual performance. Payouts for performance in between performance levels are determined using straight line interpolation.

Commercial Metals Company	Weighting	Threshold (50% of Target)	Target (100% of Target)	Maximum (200% of Target)	Actual Performance

Adjusted Earnings (Comp)(1)	50%	$354 million	$559 million	$764 million	$477 million
ROICC(2)	50%	8.6%	12.5%	16.1%	10.6%
		Financial Performance Payout Factor			78.0%

(1)
Adjusted Earnings (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.
(2)
ROICC is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information.

Fiscal year 2024 performance was below target, and as a result, our bonus payouts were below target (78% of target).

2024 Annual Cash Incentive Bonus Payouts

The table below shows the payouts received by each NEO for fiscal year 2024 performance. The payouts (as a percentage of target) for the NEOs were consistent with those for other employees whose bonuses were also determined based on these financial measures.

Executive	Payout ($)	Payout (% of Target)

Barbara R. Smith	$624,000	78%
Peter R. Matt	$975,026	78%
Paul J. Lawrence	$452,784	78%
Ty L. Garrison	$380,628	78%
Jody K. Absher	$304,239	78%
Jennifer J. Durbin	$304,239	78%

2025 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Program

Through our long-term incentive program, we provide senior executives, including participating NEOs, the opportunity for equity awards contingent on the attainment of multi-year performance goals. Acting in concert, the Annual Cash Incentive Bonus and the long-term incentive programs provide balanced cash incentives and equity incentives that we believe reward executive focus on delivering both financial results and long-term growth. The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data.

Fiscal Year 2024 Long-Term Incentive Program

In fiscal year 2024, each NEO received a long-term incentive package consisting of the amounts below.

Executive	Target (% of Salary)	Target ($)	PSU Weighting	RSU Weighting

Barbara R. Smith (1)	400%	$3,200,000	60%	40%
Peter R. Matt (2)	450%	$4,500,000	60%	40%
Paul J. Lawrence	200%	$1,290,000	50%	50%
Ty L. Garrison	200%	$1,220,000	50%	50%
Jody K. Absher	150%	$780,000	50%	50%
Jennifer J. Durbin	150%	$780,000	50%	50%

(1)
Ms. Smith’s long-term incentive target decreased from 500% in fiscal year 2023 to 400% in fiscal year 2024 based upon her position change.
(2)
Mr. Matt’s long-term incentive target increased from 300% in fiscal year 2023 to 450% in fiscal year 2024 based upon his position change and Peer Data.

Restricted Stock Units (RSUs)

The RSU awards granted in fiscal year 2024 vest ratably over a three-year period and will be settled in shares of Company common stock.

Performance-Based Stock Units (PSUs)

The PSU awards granted in fiscal year 2024 are eligible to vest at the end of a three-year performance period, which runs from September 1, 2023 to August 31, 2026, and will be settled in shares of Company common stock based 75% on Adjusted EBITDA (Comp) and 25% based on Relative TSR. The Compensation Committee believes that such metrics are aligned with CMC’s long-term business plan and long-term stockholders’ interests.

Adjusted EBITDA (Comp) Portion of PSUs (75%)

In each year of the performance period, the Compensation Committee sets an Adjusted EBITDA (Comp) goal based on the business plan and performance is measured on a cumulative basis as compared to the target level. If a positive ROICC is not attained over the three-year performance period, then under the terms of the award agreements, none of the PSU awards subject to the Adjusted EBITDA (Comp) metric will vest, regardless of the Adjusted EBITDA (Comp) performance achieved. The payout formula is intended to encourage strong, focused performance, with each performance level representing what the Compensation Committee deemed to be stretch, but attainable, performance goals given the economic and market conditions at the time the goals were set. The table below sets forth the vesting percentage and payout levels for the portion of the PSU award that vests based on Adjusted EBITDA (Comp) performance over the three-year performance period ending August 31, 2026. The Adjusted EBITDA (Comp) target for fiscal year 2024, which is the first year in the three-year performance period, was $1.093 billion, and CMC achieved $964 million of Adjusted EBITDA (Comp) in fiscal year 2024.

46 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

2024-2026 Adjusted EBITDA (Comp) Performance vs. Target

	Adjusted EBITDA (Comp) Metric
	Threshold (70% of Target)	Target (100%)	Maximum (130% of Target)

Percent of PSUs to Vest	50%	100%	200%

Relative TSR Portion of PSUs (25%)

The following table sets forth the vesting percentage and payout levels for the portion of the PSU award that vests based on Relative TSR performance over the three-year performance period ending August 31, 2026.

	TSR Metric
	Threshold >/=P30	Target >/=P50	Maximum >/=P70

Percent of PSUs to Vest	50%	100%	200%

Fiscal Year 2022-2024 Long-Term Incentive Program

For the PSUs granted on October 12, 2021 to all of the then-serving NEOs, the awards were settled based on CMC’s achievement of Adjusted EBITDA (Comp), ROICC and Relative TSR performance over the three-year performance period ended August 31, 2024 as follows:

	Performance Metric
	Cumulative Adjusted EBITDA (Comp)	ROICC	TSR Ranking

Target	$3.103 billion	Positive	50th percentile
Actual	$3.803 billion	19.4%	72nd percentile
Adjusted EBITDA (Comp) Payout: 175% Relative TSR Payout: 200%

Other Elements of Compensation

As described below, we also provide retirement benefits and health and other welfare benefits to our NEOs.

Retirement and Non-Qualified Deferred Compensation Programs

Retirement Plan: The primary tax qualified long-term compensation retirement plan we have for our employees in the United States is the Commercial Metals Companies Retirement Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution plan and all Company contributions to the plan are discretionary. Please see footnote 6 to the fiscal year 2024 Summary Compensation Table beginning on page 51 for more detailed information.

Benefit Restoration Plan: As a result of limitations mandated by federal tax law and regulations that limit defined contribution plan retirement benefits of more highly compensated employees, CMC provides the Benefit Restoration Plan (“BRP”), a non-qualified plan for certain executives, including each of the NEOs, designated by the Compensation Committee, who are subject to federally mandated benefit limits in the 401(k) Plan. Following each calendar year-end, we credit to the participant’s account under the BRP a dollar amount equal to the amount of Company contributions that the participant would have received under the 401(k) Plan, but for the limits imposed by law on Company contributions to that plan. A BRP participant may also elect to defer up to 50% of his or her base salary and Annual Cash Incentive Bonus into his or her BRP account under which CMC provides a match on the elected deferrals up to 4.5% of the participant’s BRP-eligible compensation. The Compensation Committee believes that the BRP is an important element of our long-term compensation program in order to help attract and retain talent in a competitive market. Please see footnote 6 to the fiscal year 2024 Summary Compensation Table beginning on page 51 for more detailed information.

2025 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS

Perquisites

We provide car allowances to each of our NEOs. Please see footnote 6 to the fiscal year 2024 Summary Compensation Table beginning on page 51 for more detailed information. We do not own or provide to the NEOs corporate aircraft, security services, an executive dining room or similar perquisites.

Health and Other Welfare Benefits

Our NEOs, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, short- and long-term disability, and other employee benefits generally made available to employees. In addition, CMC offers a supplemental long-term disability program for executives, including the NEOs, which is intended to replicate the coverage available to non-executive employees.

Termination, Severance and Change in Control Benefits

As of August 31, 2024, the employment agreements with each of our NEOs provide severance benefits upon a qualifying termination of employment. In addition, we have entered into Executive Employment Continuity Agreements (“EECAs”) with each of the NEOs, which provide for enhanced severance benefits in the event of a qualifying termination of employment within two years following a Change in Control (as defined in such agreements). The termination provisions included in the employment agreements and EECAs are further described below in the “Potential Payments and Benefits Upon Termination or Change in Control” section beginning on page 56. The Compensation Committee believes the payments provided for under the employment agreements and EECAs upon a qualifying termination of employment to be reasonable in light of the non-competition obligations imposed upon the NEOs post-termination and in order to ensure that we have the continued attention and dedication of the executives during circumstances that could result in a Change in Control.

Finally, the Annual Cash Incentive Plan provides that in the event of a Change in Control, the Compensation Committee has discretion to take such action as it determines to be in the best interest of the Company to determine the extent to which incentive compensation is considered earned and payable during any performance period.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our federal tax deduction for compensation paid in any fiscal year to our CEO and our other “covered employees,” as defined in Section 162(m), to $1,000,000. Although the Compensation Committee has analyzed and will continue to analyze the effect that Section 162(m) and the potential lack of deduction for amounts paid in excess of the deduction limit may have on CMC, the Compensation Committee continues to retain flexibility to make compensation decisions that are based on factors other than Section 162(m) and related consequences when necessary or appropriate (as determined by the Compensation Committee in its sole discretion) to enable CMC to continue to attract, retain, reward and motivate its highly-qualified executives. This flexibility may include amending or modifying the design elements of our historical compensation programs to the extent those design elements were principally adopted in an effort to comply with Section 162(m).

Compensation Risk Assessment – NEOs

CMC’s compensation policies are structured to discourage inappropriate risk-taking by our executives. The “Compensation Risk Assessment—Company-Wide Compensation Policies and Programs” section on page 71 describes the Compensation Committee’s assessment, which includes, among other things, FW Cook’s annual risk assessment and the Compensation Committee’s belief that our compensation programs do not encourage excessive risk-taking and thus do not create risks that are reasonably likely to have a material adverse effect on CMC.

48 COMMERCIAL METALS COMPANY

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines and Policy Regarding Hedging and Pledging of Company Stock

Our Board has implemented stock ownership guidelines for non-employee directors, executive officers and certain other senior level employees. Our Board believes that minimum ownership guidelines serve to further align the interests of those covered by the guidelines with the interests of our stockholders. Individuals who are hired, promoted into positions covered by the guidelines, or who are elected to serve on our Board, have five years following their hire or promotion or election date, as applicable, to attain the minimum ownership level applicable to their positions. The guidelines require ownership of Company common stock with a value of the greater of the current fair market value or the closing price per share on the date on which the shares were acquired, of not less than the amounts below, as determined on October 31st of each year.

The Compensation Committee has established stock ownership guidelines for our non-employee directors, executive officers and other senior level employees, as set forth in the following table:

Position	Stock Ownership Guidelines
Non-employee directors	5x the director’s prevailing annual cash retainer award
President and CEO	5x base salary
COO	4x base salary
EVPs, SVPs, CFO, Chief Human Resources and Communications Officer and Chief Legal Officer	3x base salary
Other executives as may be designated by the Compensation Committee	1x base salary

Unvested time-vested restricted stock and unvested time-vested RSUs are included when determining the amount of stock ownership, with each share of unvested time-vested restricted stock and each share underlying unvested time-vested RSUs counting as one share of Company common stock. Stock appreciation rights and stock options, whether or not vested, and unearned PSUs do not count for purposes of determining compliance with the stock ownership guidelines. In addition, unvested restricted stock and RSUs that are subject to conditions other than time vesting do not count for the purpose of determining stock ownership levels. All persons subject to the guidelines must retain 50% of the shares of Company common stock issued upon the vesting of any of their restricted stock or RSUs (after payment of taxes) until achievement of the retention levels.

As of October 31, 2024, the measurement date specified in the Company’s stock ownership guidelines, all directors and NEOs have met or, within the applicable period, are expected to meet the stock ownership guidelines.

CMC’s Statement of Company Policy on Insider Trading and Anti-Hedging prohibits all employees from buying or selling Company securities while aware of material non-public information and prohibits the disclosure of material non-public information to others who then trade in our securities. The policy is available on our website, www.cmc.com, by clicking on “Investors” then “Governance and Board of Directors.” As part of this policy, certain other Company securities related transactions by directors, officers and employees are also prohibited. The policy is premised on the belief that even in those circumstances where the proposed transaction may not constitute a violation of law or applicable regulations, it is nonetheless considered inappropriate for any director, officer or other employee of ours to engage in short-term or speculative transactions in our securities, which may be viewed as reducing their incentive to improve our performance or inconsistent with the objectives of our stockholders in general. Therefore, it is our policy that directors, officers and other employees may not engage in any transactions involving our securities which constitute short sales, puts, calls, forwards, futures or other derivative securities. The policy prohibits certain other transactions including hedging or monetization transactions, such as zero-cost collars, forward sale contracts and arrangements pledging Company securities as collateral for a loan.

2025 PROXY STATEMENT 49

COMPENSATION DISCUSSION AND ANALYSIS

equity award timing Policies

The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of such awards in relation to the disclosure of material non-public information by the Company. If in the future the Company determines to grant new awards of options, stock appreciation rights, or similar option-like instruments, the Company will establish a policy regarding the timing of such awards in relation to the disclosure of material non-public information, and the Board will evaluate the appropriate steps to take in relation to the foregoing.

Clawback Policy

The Compensation Committee adopted a clawback policy, effective as of September 11, 2023, that complies with the NYSE’s clawback rules promulgated under SEC Rule 10D-1. Under this policy, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any such financial reporting requirement, the policy requires that the Compensation Committee, to the extent legally permitted and pursuant to the terms of the policy, recover from current and former executive officers and Section 16 executive officers any cash bonuses paid pursuant to the Annual Cash Incentive Plan, any PSUs granted pursuant to the 2013 Long-Term Equity Incentive Plan, and any other cash bonuses or equity awards that are granted, earned or vest based wholly or in part on the attainment of a financial reporting measure as defined in the NYSE’s clawback rules. The amount subject to recovery is the excess of the incentive compensation received based on the erroneous data over the incentive compensation that would have been received had it been based on the restated results.

50 COMMERCIAL METALS COMPANY

Executive Compensation

The following tables, footnotes and narratives, found on pages 51 through 70, provide information regarding the compensation, benefits and equity awards in CMC for the NEOs.

Fiscal Year 2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Barbara R. Smith(1)	2024	$805,846	$—	$3,212,098	$—	$624,000	$155,663	$4,797,607
Former Executive	2023	$1,171,539	$—	$6,184,205	$—	$2,023,582	$224,299	$9,603,625
Chairman	2022	$1,117,308	$—	$5,825,836	$—	$3,037,500	$226,997	$10,207,641

Peter R. Matt(7)	2024	$996,923	$—	$4,517,044	$—	$975,026	$90,562	$6,579,555
President and Chief	2023	$307,692	$200,000	$3,420,865	$—	$389,322	$94,306	$4,412,185
Executive Officer	2022	$—	$—	$—	$—	$—	$—	$—

Paul J. Lawrence	2024	$642,385	$—	$1,288,769	$—	$452,784	$83,957	$2,467,895
Senior Vice President,	2023	$620,385	$—	$1,294,742	$—	$689,000	$91,873	$2,696,000
Chief Financial Officer	2022	$591,923	$—	$1,067,116	$—	$952,000	$93,509	$2,704,548

Ty L. Garrison	2024	$610,000	$—	$1,218,860	$—	$380,628	$77,445	$2,286,933
Senior Vice President,	2023	$607,692	$—	$1,263,679	$—	$597,739	$89,693	$2,558,803
Operational and	2022	$591,923	$—	$1,067,116	$—	$892,500	$293,697	$2,845,236
Commercial
Excellence

Jody K. Absher	2024	$516,731	$—	$779,283	$—	$304,239	$64,347	$1,664,600
Senior Vice President,	2023	$491,154	$—	$769,063	$—	$454,756	$74,399	$1,789,372
Chief Legal Officer and	2022	$459,231	$—	$722,523	$—	$658,000	$69,590	$1,909,344
Corporate Secretary

Jennifer J. Durbin	2024	$516,731	$—	$779,283	$—	$304,239	$64,651	$1,664,904
Senior Vice President,	2023	$491,154	$—	$769,063	$—	$454,756	$72,940	$1,787,913
Chief Human	2022	$459,231	$—	$722,523	$—	$658,000	$69,705	$1,909,459
Resources and
Communications
Officer

(1)
Ms. Smith served as Executive Chairman of the Board until her retirement on August 31, 2024. Previously, she served as President and CEO from September 2017 to April 2023, CEO from April 2023 to August 2023 and Chairman of the Board from January 2018 to August 2023.
(2)
Mr. Matt received a one-time sign-on bonus in the amount of $200,000 upon hire.
(3)
Amounts reported in this column for fiscal year 2024 represent the grant date fair value of PSUs and RSUs awarded in fiscal year 2024 and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The grant date fair value for the portion of the PSUs that vest based on Adjusted EBITDA (Comp) and ROICC performance was based on the probable outcome of the performance-based vesting conditions as of the grant date. The grant date fair value for the portion of the PSUs that vest based on Relative TSR performance was based on the probable outcome of the market-based vesting condition and the application of a Monte Carlo simulation model. The maximum value of the PSUs for Ms. Smith, Mr. Matt, Mr. Lawrence, Mr. Garrison, Ms. Absher, and Ms. Durbin, respectively, are as follows: $3,927,085; $5,522,494; $1,319,186; $1,247,624; $797,705; and $797,705. Assumptions used in determining these values can be found in Note 13 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 17, 2024.
(4)
No options or stock appreciation awards were issued in fiscal year 2024.
(5)
Amounts reported in fiscal year 2024 for each NEO represent the fiscal year 2024 Annual Cash Incentive Bonus earned by such NEO. Please see the Compensation Discussion and Analysis beginning on page 37 for further information regarding these bonuses.
(6)
For fiscal year 2024, this column includes a contribution to the 401(k) Plan account of $6,600 for Ms. Smith, $6,600 for Mr. Matt, $6,600 for Mr. Lawrence, $6,600 for Mr. Garrison, $6,600 for Ms. Absher, and $6,600 for Ms. Durbin. This column also includes contributions to the BRP accounts of Ms. Smith of $112,249, Mr. Matt of $42,269, Mr. Lawrence of $44,860, Mr. Garrison of $39,296, Ms. Absher of $28,375, and Ms. Durbin of $29,339. This column also includes car allowances for Ms. Smith of $10,000, Mr. Matt of $10,000, Mr. Lawrence of $10,000, Mr. Garrison of $10,000, Ms. Absher of $10,000, and Ms. Durbin of $10,000. Under the terms of the Executive Annual Health Program, all NEOs were eligible to be reimbursed for the cost of an annual physical up to a maximum of $10,000. Due to health care privacy concerns, the actual reimbursements for participants under this program are not shown and instead this column includes the maximum amount eligible for reimbursement. This column also includes the premiums paid on behalf of the executive by CMC for supplemental long-term disability coverage in the amounts of $7,214, $8,288, $6,167, $5,867, $5,554, and $4,894 for Ms. Smith, Messrs. Matt, Lawrence, and Garrison, and Mses. Absher and Durbin, respectively. This column also includes an annual employee holiday gift for each NEO.
(7)
Mr. Matt was not an NEO prior to fiscal year 2023.

2025 PROXY STATEMENT 51

Executive Compensation

Grants of Plan Based Awards

The following table and footnotes provide information regarding grants of plan based awards to NEOs in fiscal year 2024.

Grants of Plan Based Awards in Fiscal Year 2024

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Option Awards(4)

Barbara R. Smith	10/9/2023	$400,000	$800,000	$1,600,000	19,975	39,950	79,900	—	$1,963,543
	10/9/2023	$—	$—	$—	—	—	—	26,633	$1,248,555
Peter R. Matt	10/9/2023	$625,000	$1,250,000	$2,500,000	28,090	56,180	112,360	—	$2,761,247
	10/9/2023	$—	$—	$—	—	—	—	37,453	$1,755,797
Paul J. Lawrence	10/9/2023	$290,250	$580,500	$1,161,000	6,710	13,420	26,840	—	$659,593
	10/9/2023	$—	$—	$—	—	—	—	13,421	$629,176
Ty L. Garrison	10/9/2023	$244,000	$488,000	$976,000	6,346	12,692	25,384	—	$623,812
	10/9/2023	$—	$—	$—	—	—	—	12,693	$595,048
Jody K. Absher	10/9/2023	$195,000	$390,000	$780,000	4,058	8,115	16,230	—	$398,852
	10/9/2023	$—	$—	$—	—	—	—	8,115	$380,431
Jennifer J. Durbin	10/9/2023	$195,000	$390,000	$780,000	4,058	8,115	16,230	—	$398,852
	10/9/2023	$—	$—	$—	—	—	—	8,115	$380,431

(1)
Represents the Annual Cash Incentive Bonus under the Annual Cash Incentive Plan. The Annual Cash Incentive Plan and the terms of these awards are described in the section entitled “Annual Cash Incentive Bonus” on page 44.
(2)
Represents PSUs granted under CMC’s 2013 Long-Term Equity Incentive Plan, with 75% of the PSUs vesting based on CMC’s achievement of financial performance goals relating to Adjusted EBITDA (Comp) and ROICC, and 25% of the PSUs vesting based on CMC’s TSR performance compared to the TSR peer group. The performance period for the PSUs granted on October 9, 2023 commenced on September 1, 2023 and will continue through August 31, 2026. The 2024-2026 long-term incentive program is described in further detail in the section entitled “Long-Term Incentive Program” on page 46.
(3)
Represents RSUs granted under CMC’s 2013 Long-Term Equity Incentive Plan that vest ratably over three years from the date of grant, subject to the NEO’s continued employment through the applicable vesting date.
(4)
Represents the grant date fair value of PSUs and RSUs awarded in fiscal year 2024 and calculated in accordance with FASB ASC Topic 718. The grant date fair value for the portion of the PSUs that vest based on Adjusted EBITDA (Comp) and ROICC performance was based on the probable outcome of the performance-based vesting conditions as of the grant date. The grant date fair value for the portion of the PSUs that vest based on Relative TSR performance was based on the probable outcome of the market-based vesting condition and the application of a Monte Carlo simulation model. Assumptions used in determining these values can be found in Note 13 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 17, 2024.

52 COMMERCIAL METALS COMPANY

Executive Compensation

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

Each NEO was party to an employment agreement during fiscal year 2024. The agreements generally have an initial term of one year (with the exception of Ms. Smith’s agreement, which had an initial term of two years), with automatic one-year renewals thereafter unless terminated by either party. The employment agreements set forth a minimum annual base salary and provide that each executive is eligible to earn a bonus under our compensation program but has no guaranteed bonus amount. Each executive is also eligible to participate in or receive benefits under any plan or arrangement made generally available to our employees. Please see the narrative and tables included in the “Potential Payments and Benefits Upon Termination or Change in Control” section on pages 56 through 64 for a description of the compensation that would be paid to the NEOs in the event of their termination following a Change in Control (as defined below), as well as other events resulting in termination of employment. As discussed below, (i) we entered into an employment and transition agreement with Ms. Smith in connection with her appointment as Executive Chairman of the Board, effective September 1, 2023, which amended, restated and superseded her prior employment agreement and (ii) we entered into amended and restated employment agreements with Messrs. Garrison and Lawrence and Mses. Absher and Durbin, in each case effective October 13, 2023.

Material terms of the grants of plan based awards are described on pages 44 through 45, where we have discussed the Annual Cash Incentive Bonus and pages 46 through 47, where we have discussed the long-term incentive awards. The fiscal year 2024 long-term incentive awards for our NEOs consisted of time-based RSUs and PSUs, with 75% of the PSUs vesting based on CMC’s achievement of financial performance goals related to Adjusted EBITDA (Comp) and ROICC and 25% of the PSUs vesting based on CMC’s TSR performance compared to the performance peer group. The percentage of salary and bonus (as noted in the Non-Equity Incentive Plan Compensation column) of each of the NEOs as compared to the total compensation in the Fiscal Year 2024 Summary Compensation Table is as follows: Ms. Smith (30%), Mr. Matt (30%), Mr. Lawrence (44%), Mr. Garrison (43%), Ms. Absher (49%), and Ms. Durbin (49%).

2025 PROXY STATEMENT 53

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table and footnotes provide information regarding PSUs and RSUs outstanding as of the end of fiscal year 2024. As of August 31, 2024, none of our NEOs held outstanding options or stock appreciation rights (“SARs”). The market value of units that have not vested was determined by multiplying the closing market price of our common stock on the NYSE on August 30, 2024, $53.59, by the number of units that have not vested.

Outstanding Equity Awards at 2024 Fiscal Year-End

Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested

Barbara R. Smith	23,285	(1)	$1,247,843	—		$—
	39,453	(2)	$2,114,286	177,532	(3)	$9,513,940
	26,633	(6)	$1,427,262	79,900	(7)	$4,281,841
Peter R. Matt	—		$—	—		$—
	23,810	(4)	$1,275,978	71,428	(5)	$3,827,827
	37,453	(6)	$2,007,106	112,360	(7)	$6,021,372
Paul J. Lawrence	5,389	(1)	$288,797	—		$—
	10,449	(2)	$559,962	31,344	(3)	$1,679,725
	13,421	(6)	$719,231	26,840	(7)	$1,438,356
Ty L. Garrison	5,389	(1)	$288,797	—		$—
	10,198	(2)	$546,511	30,592	(3)	$1,639,425
	12,693	(6)	$680,218	25,384	(7)	$1,360,329
Jody K. Absher	3,649	(1)	$195,550	—		$—
	6,207	(2)	$332,633	18,618	(3)	$997,739
	8,115	(6)	$434,883	16,230	(7)	$869,766
Jennifer J. Durbin	3,649	(1)	$195,550	—		$—
	6,207	(2)	$332,633	18,618	(3)	$997,739
	8,115	(6)	$434,883	16,230	(7)	$869,766

(1)
Represents RSUs granted on October 12, 2021, with one-third of the award vested one year after the date of grant, one-third of the award vested two years after the date of grant and the remaining one-third vesting three years after the date of grant.
(2)
Represents RSUs granted on October 10, 2022, with one-third of the award vested one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.
(3)
In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 10, 2022, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to Adjusted EBITDA (Comp) and ROICC and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2023-2025 performance period.
(4)
Represents RSUs granted on April 10, 2023, with one-third of the award vesting one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.
(5)
In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on April 10, 2023, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to Adjusted EBITDA(Comp) and ROICC and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2023-2025 performance period.
(6)
Represents RSUs granted on October 9, 2023, with one-third of the award vesting one year after the date of grant, one-third of the award vesting two years after the date of grant and the remaining one-third vesting three years after the date of grant.
(7)
In accordance with the SEC executive compensation reporting rules, represents the maximum level of PSUs granted on October 9, 2023, with 75% of the PSUs vesting based on the Company’s achievement of performance goals relating to Adjusted EBITDA (Comp) and ROICC and 25% of the PSUs vesting based on the Company’s TSR performance relative to the TSR peer group, in each case measured over the fiscal year 2024-2026 performance period.

54 COMMERCIAL METALS COMPANY

Executive Compensation

Option/SARs Exercised and Stock Vested

The following table provides information regarding stock vested during fiscal year 2024 for the NEOs. No options or SARs were issued or exercised by NEOs in fiscal year 2024.

Option/SARs Exercised and Stock Vested in Fiscal Year 2024

	Options/SARs Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)

Barbara R. Smith	—	$—	260,921	$13,352,865
Peter R. Matt	—	$—	11,904	$681,147
Paul J. Lawrence	—	$—	47,187	$2,372,515
Ty L. Garrison	—	$—	45,479	$2,298,091
Jody K. Absher	—	$—	29,480	$1,497,349
Jennifer J. Durbin	—	$—	29,480	$1,497,349

(1)
Included in these columns are the number of shares and the associated value realized with respect to the vesting of the RSUs and PSUs.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

All of the NEOs have previously been designated by the Compensation Committee as being eligible to participate in the BRP. Participants can elect to defer W-2 earnings, including annual bonus awards, up to a maximum of 50% of such earnings. Deferrals are matched up to 4.5% of the participant’s BRP-eligible compensation, with the matching contributions vesting after two years of service. Annually, BRP participants must elect, prior to the fiscal year in which the compensation to be credited or deferred to the BRP is earned, the time at which they want distributions from the BRP. Amounts may be deferred for a minimum of one year. Distribution election options include commencement upon retirement either in a lump sum or installments or at a set future date either in lump sum or installments even if employment continues with us. In the event of death or disability, the participant or his or her estate will receive a lump sum payment. The payment of amounts deferred by NEOs after December 31, 2004 and that are to be paid after termination of employment, will be delayed for six months following termination of employment in order to comply with Section 409A of the Code.

Amounts deferred into the BRP by the participant as well as contributions by us are credited with market earnings or losses based on the participant’s self-directed investment election and allocation among a group of mutual funds. The mutual funds available in the BRP have investment objectives similar, but not identical to, those funds available to all employees under our tax-qualified plan. There is no above-market or preferential interest rates credited on any compensation deferred in the BRP. Participants may change fund choices on a daily basis to the extent permitted by the funds.

2025 PROXY STATEMENT 55

Executive Compensation

The following table and footnotes provide information regarding the non-qualified deferred compensation plan during fiscal year 2024 for the NEOs.

Fiscal Year 2024 Non-Qualified Deferred Compensation Table

Name	Executive’s Contribution in Last FY ($)	Registrant’s Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY

Barbara R. Smith	$445,509	$118,849	$533,252	$—	$5,297,141	(1)
Peter R. Matt	$99,348	$48,869	$22,412	$—	$197,603	(2)
Paul J. Lawrence	$53,675	$51,460	$91,409	$—	$743,737	(3)
Ty L. Garrison	$60,912	$45,896	$60,264	$—	$687,050	(4)
Jody K. Absher	$33,999	$34,975	$64,368	$—	$422,005	(5)
Jennifer J. Durbin	$86,016	$35,939	$92,163	$—	$666,908	(6)

(1)
Approximately 60% of the aggregate balance at 2024 fiscal year end results from Ms. Smith’s voluntary deferrals of compensation to the BRP since participation began in 2013.
(2)
Approximately 58% of the aggregate balance at 2024 fiscal year end results from Mr. Matt’s voluntary deferrals of compensation to the BRP since participation began in 2023.
(3)
Approximately 42% of the aggregate balance at 2024 fiscal year end results from Mr. Lawrence’s voluntary deferrals of compensation to the BRP since participation began in 2016.
(4)
Approximately 42% of the aggregate balance at 2024 fiscal year end results from Mr. Garrison’s voluntary deferrals of compensation to the BRP since participation began in 2018.
(5)
Approximately 46% of the aggregate balance at 2024 fiscal year end results from Ms. Absher’s voluntary deferrals of compensation to the BRP since participation began in 2019.
(6)
Approximately 62% of the aggregate balance at 2024 fiscal year end results from Ms. Durbin’s voluntary deferrals of compensation to the BRP since participation began in 2020.

Potential Payments and Benefits Upon Termination or Change in Control

Under our executive compensation program, severance payments and the provision of benefits can be triggered upon termination of an NEO’s employment and following a Change in Control (as defined below). These payments may include payments resulting from the employment agreements and EECAs discussed below.

Employment Agreements

Below is a description of the termination provisions included in each of the employment agreements and EECAs in effect as of August 31, 2024. The NEOs are also bound under the terms of their employment agreements to certain non-competition provisions during the term of the employment and for 18 months thereafter and certain non-solicitation restrictions for a period of two years after termination of employment.

If we terminate an NEO’s employment for cause under the terms of their respective employment agreements or under the applicable law or if any such executive terminates his or her own employment without good reason, then we have no further payment obligations to him or her, except accrued but unpaid salary and accrued vacation pay through the date of such executive’s respective termination. If the employment of any of these executives is terminated due to death or disability, such executive or his or her respective estate will be entitled to: (i) any applicable life insurance or disability benefits; (ii) a pro rata share of any applicable bonus as determined by our Board; (iii) payment of any cash incentive due under the Annual Cash Incentive Plan; (iv) vesting of SARs, restricted stock, RSUs and/or stock options to the extent permitted by the terms of the applicable equity incentive plan and award or grant agreements; and (v) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contributions attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

56 COMMERCIAL METALS COMPANY

Executive Compensation

If we terminate an NEO’s employment without cause, if he or she terminates for good reason, or if we do not renew his or her employment agreement, pursuant to their respective employment agreements, such executive will be entitled to: (i) an amount equal to two times the executive’s then current annual base salary and (ii) to the extent permitted by the 401(k) Plan and BRP, crediting of any Company contribution attributable to the plan year of the termination and accelerated vesting of any unvested Company contributions to such accounts.

Under our NEOs’ employment agreements, “cause” is defined as the executive’s: (i) theft, embezzlement, fraud, financial impropriety, any other act of dishonesty relating to such executive’s employment or any willful violation of Company policies (including the Company’s ethics policies) or lawful directives or any laws, rules or regulations applicable to CMC; (ii) willful commission of acts that would support the finding of a felony or lesser crime involving fraud, dishonesty, misappropriation or moral turpitude; (iii) failure to perform the duties and obligations under such executive’s employment agreement; or (iv) commission of an act in performance of such executive’s duties amounting to gross negligence or willful misconduct.

Under our NEOs’ employment agreements, “good reason” is defined as our breach of the agreement or a significant reduction in the executive’s responsibilities or compensation.

In connection with her appointment as Executive Chairman of the Board, we entered into an employment and transition agreement with Ms. Smith, effective September 1, 2023, which amended, restated and superseded her prior employment agreement. The termination provisions in Ms. Smith’s employment and transition agreement are consistent with those described above. We also entered into amended and restated employment agreements with Messrs. Garrison and Lawrence and Mses. Absher and Durbin, in each case effective October 13, 2023. The termination provisions in such amended and restated employment agreements are consistent with those described above.

EECAs. Each of the NEOs is party to an EECA. The EECA is intended to ensure that we will have the continued attention and dedication of the executive during events that might lead to, and in the event of, a Change in Control of the Company. Should a Change in Control occur, we have agreed to continue to employ each executive for a period of two years thereafter (the “Employment Period”). The EECAs terminate two years after a Change in Control.

During the Employment Period, each executive will continue to receive: (i) an annual base salary equal to at least the executive’s base salary before the Change in Control; (ii) cash bonus opportunities equivalent to that available to the executive under our annual and long-term cash incentive plans in effect immediately preceding the Change in Control; and (iii) continued participation in all incentive plans, including equity incentives, savings, deferred compensation, retirement plans, welfare benefit plans and other employee benefits in place for other executives in similar positions at the Company.

If the executive’s employment is terminated during the Employment Period for any reason (including Constructive Termination (as defined below)) other than cause or disability or by the executive without a Constructive Termination, the EECA requires us to pay certain severance benefits to the executive in a lump sum within 30 days following termination. The severance benefits for our NEOs include an amount equal to unpaid salary, vacation pay and certain other amounts considered to have been earned prior to termination as well as two times the sum of (i) the highest annual base salary in effect at any time during the five year period prior to the Change in Control and (ii) the executive’s target cash bonus opportunity for the performance period in which the termination date occurs. Under the terms of the EECA, the severance paid is determined based on a multiple of salary only and does not include a multiple of salary plus bonus. Participation, including that of the executive’s eligible dependents, in Company provided welfare plan benefits will be continued for two years following termination, and to the extent permitted by applicable law, company contributions to retirement plans will be made for the two years following termination (or, if contributions are not permitted by applicable law to the retirement plans, we will pay the executive a lump sum amount equal to the amount of employer contributions that would have been made during such two year period). The executive also will become fully vested in all stock incentive awards and all stock options will remain exercisable for the remainder of their term. The EECA contains a “double trigger” in that there must be present both a Change in Control and a termination of the executive in order to trigger severance payments under these agreements. We believe that this double trigger is a reasonable trigger for severance compensation under the EECAs and that these agreements provide a mechanism for eliminating the distraction to the executives that is inherent in Change in Control events.

Under the EECA, “cause” is defined as the executive’s: (i) material misappropriation with respect to the Company’s business or assets; (ii) persistent refusal or willful failure constituting gross dereliction to substantially perform the executive’s duties and responsibilities to the Company, which continues after the executive receives written notice from the Company of such refusal or failure and such refusal or failure is not remedied by the executive within 30 days following receipt of such notice; (iii) conviction of a felony or crime involving fraud, dishonesty or moral turpitude; or (iv) the use of drugs or alcohol that materially interferes with the executive’s performance of duties.

2025 PROXY STATEMENT 57

Executive Compensation

The EECA does not provide for a “tax gross up” reimbursement payment by us to the executive for taxes, including excise taxes under Section 4999 of the Code, which the employee may owe as a result of receipt of payments under the EECA in connection with the Change in Control. The EECA does require us to determine if the payments to an executive under the EECA combined with any other payments or benefits to which the executive may be entitled (in aggregate, the “Change in Control Payments”) would result in the imposition on the executive of the excise tax under Section 4999. We will either reduce the Change in Control Payments to the maximum amount which would not result in imposition of the Section 4999 excise tax or pay the entire Change in Control Payment to the executive if, even after the executive’s payment of the Section 4999 excise tax, the executive would receive a larger net amount.

In the event the executive is terminated more than two years following a Change in Control, no severance benefits are provided under the EECA. The EECA provides that the executive not disclose any confidential information relating to us and, for a period of one year following termination of employment, not compete with the business as conducted by the Company within 100 miles of a Company facility nor solicit or hire employees of the Company or knowingly permit (to the extent reasonably within the executive’s control) any business or entity that employs the executive or in which the executive has an ownership interest to hire Company employees. If a court rules that the executive has violated these provisions, the rights of the executive under the EECA will terminate.

Plan Awards. In addition to the EECAs, although our existing equity incentive plan provides for accelerated vesting of stock-based awards as a result of a Change in Control, as defined by such plan, we have adopted a “double trigger” requirement for equity awards such that vesting will accelerate only if the participant has a qualifying termination within 24 months after a qualifying change in control event. A “qualifying termination” means a qualifying retirement (as determined in the sole discretion of the Compensation Committee) occurring at least six months after the award’s grant date, termination as a result of the participant’s total and permanent disability, or termination by us without cause or by the participant for good reason. Further, the Annual Cash Incentive Plan provides that in the event of a Change in Control, the Compensation Committee has discretion to take action to determine the extent to which incentive compensation is considered earned and payable during any performance period and further consistent with our best interests.

The EECA defines a “Change in Control” to be the occurrence of one of the following events: (i) the acquisition of thirty percent (30%) or more of our outstanding voting securities; (ii) the replacement of a majority of the members of our Board by directors not approved by the incumbents; (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities; or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The cash and equity incentive plans define a Change in Control to be the occurrence of one of the following events: (i) the acquisition of twenty-five percent (25%) or more of our outstanding voting securities; (ii) the replacement of a majority of the members of our Board by directors not approved by the incumbents; (iii) the sale of substantially all of our assets to an entity of which we own less than fifty percent (50%) of the voting securities; or (iv) the merger of the Company resulting in the pre-merger stockholders of the Company not controlling at least fifty percent (50%) of the post-merger voting securities. The EECA defines “Constructive Termination” as a material breach of the EECA by the Company, including: (i) the failure to maintain the executive in the position held by him or her prior to the Change in Control, (ii) a material adverse change in the executive’s responsibilities, (iii) the failure to pay the amounts due to the executive under the EECA, (iv) the failure of any successor to the Company to assume the EECA or (v) requiring the executive to relocate more than 50 miles from his workplace without the consent of the executive.

In order to describe the payments and benefits that are triggered for each event, we have created the following tables for each NEO estimating the payments and benefits that would be paid under each element of our compensation program assuming that the NEO’s employment terminated or the Change in Control occurred on August 31, 2024, the last day of fiscal year 2024. In all cases the amounts were valued as of August 31, 2024, based upon, where applicable, a closing share price on August 30, 2024 of $53.59.

58 COMMERCIAL METALS COMPANY

Executive Compensation

The amounts in the following tables are calculated as of August 31, 2024 pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Barbara R. Smith(1) Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary	$—	$—	$—	$—	$—	$—	$—	$—
Annual Cash Incentive Bonus	$—	$—	$—	$—	$—	$—	$—	$—
Long-term Incentives Restricted Stock Unvested and Accelerated(2)	$—	$11,687,282	$—	$—	$—	$—	$—	$—
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions	$—	$—	$—	$—	$—	$—	$—	$—
Welfare Continuation Benefit	$—	$—	$—	$—	$—	$—	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$—
Disability Benefits	$—	$—	$—	$—	$—	$—	$—	$—
Accrued Vacation Pay	$—	$61,538	$—	$—	$—	$—	$—	$—
Total	$—	$11,748,820	$—	$—	$—	$—	$—	$—

(1)
Ms. Smith retired effective August 31, 2024; therefore, only the Retirement information is provided.
(2)
Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of a qualifying retirement (as determined in the sole discretion of the Compensation Committee).

2025 PROXY STATEMENT 59

Executive Compensation

Peter R. Matt Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$2,000,000	$—	$—	$2,000,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$2,500,000	$975,026	$975,026
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$8,207,684	$3,265,775	$3,265,775
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$261,509	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$45,419	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$1,659,333	$—
Accrued Vacation Pay(6)	$76,923	$76,923	$76,923	$76,923	$—	$76,923	$76,923	$76,923
Total	$76,923	$76,923	$2,076,923	$76,923	$—	$13,091,535	$5,977,057	$5,317,724

(1)
Amounts reported for base salary and bonus are calculated pursuant to Mr. Matt’s employment agreement and EECA described on pages 56 through 58. As noted in footnote 7 below, Mr. Matt is not eligible for ordinary retirement.
(2)
Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.
(3)
Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Matt’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.
(4)
Amounts reported are based on estimated costs for two years based upon calendar year 2024 premiums and actual calendar year 2024 coverage.
(5)
Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)
As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)
Mr. Matt is not eligible for ordinary retirement based on his length of service with the Company.

60 COMMERCIAL METALS COMPANY

Executive Compensation

Paul J. Lawrence Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,290,000	$—	$—	$1,290,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$1,161,000	$452,784	$452,784
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$3,127,030	$1,461,506	$1,461,506
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$232,898	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$86,559	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$4,227,000	$—
Accrued Vacation Pay(6)	$49,615	$49,615	$49,615	$49,615	$—	$49,615	$49,615	$49,615
Total	$49,615	$49,615	$1,339,615	$49,615	$—	$5,947,102	$6,190,905	$2,963,905

(1)
Amounts reported for base salary and annual bonus are calculated pursuant to Mr. Lawrence’s employment agreement and EECA described on pages 56 through 58. As noted in footnote 7 below, Mr. Lawrence is not eligible for ordinary retirement.
(2)
Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.
(3)
Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Lawrence’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.
(4)
Amounts reported are based on estimated costs for two years based upon calendar year 2024 premiums and actual calendar year 2024 coverage.
(5)
Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)
As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)
Mr. Lawrence is not eligible for ordinary retirement based on his length of service with the Company.

2025 PROXY STATEMENT 61

Executive Compensation

Ty L. Garrison Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,220,000	$—	$—	$1,220,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$976,000	$380,628	$380,628
Long-term Incentives Restricted Stock Unvested and Accelerated(2)	$—	$3,015,402	$—	$—	$—	$3,015,402	$1,419,599	$1,419,599
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$214,262	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$88,158	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$4,741,000	$—
Accrued Vacation Pay(6)	$46,923	$46,923	$46,923	$46,923	$—	$46,923	$46,923	$46,923
Total	$46,923	$3,062,325	$1,266,923	$46,923	$—	$5,560,745	$6,588,150	$2,847,150

(1)
Amounts reported for base salary and annual bonus are calculated pursuant to Mr. Garrison’s employment agreement and EECA described on pages 56 through 58.
(2)
Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.
(3)
Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Mr. Garrison’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.
(4)
Amounts reported are based on estimated costs for two years based upon calendar year 2024 premiums and actual calendar year 2024 coverage.
(5)
Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)
As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.

62 COMMERCIAL METALS COMPANY

Executive Compensation

Jody K. Absher Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,040,000	$—	$—	$1,040,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$780,000	$304,239	$304,239
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$1,896,818	$893,828	$893,828
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$158,580	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$50,153	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$6,930,000	$—
Accrued Vacation Pay(6)	$40,000	$40,000	$40,000	$40,000	$—	$40,000	$40,000	$40,000
Total	$40,000	$40,000	$1,080,000	$40,000	$—	$3,965,551	$8,168,067	$2,238,067

(1)
Amounts reported for base salary and bonus are calculated pursuant to Ms. Absher’s employment agreement and EECA described on pages 56 through 58. As noted in footnote 7 below, Ms. Absher is not eligible for ordinary retirement.
(2)
Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.
(3)
Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Absher’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.
(4)
Amounts reported are based on estimated costs for two years based upon calendar year 2024 premiums and actual calendar year 2024 coverage.
(5)
Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)
As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)
Ms. Absher is not eligible for ordinary retirement based on her age.

2025 PROXY STATEMENT 63

Executive Compensation

Jennifer J. Durbin Executive Benefits and Payments Upon Termination	Voluntary Resignation	Retirement(7)	Involuntary Termination Without Cause or Good Reason Termination	For Cause Termination	CIC With No Termination	CIC Involuntary or Good Reason Termination	Permanent Disability	Death

Termination Compensation:
Base Salary(1)	$—	$—	$1,040,000	$—	$—	$1,040,000	$—	$—
Annual Cash Incentive Bonus(1)	$—	$—	$—	$—	$—	$780,000	$304,239	$304,239
Long-term Incentives Restricted Stock/PSUs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$1,896,818	$893,828	$893,828
Stock Options / SARs Unvested and Accelerated(2)	$—	$—	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
BRP, 401(k) and Profit Sharing Contributions(3)	$—	$—	$—	$—	$—	$171,204	$—	$—
Welfare Continuation Benefit(4)	$—	$—	$—	$—	$—	$85,729	$—	$—
Life Insurance Proceeds	$—	$—	$—	$—	$—	$—	$—	$1,000,000
Disability Benefits(5)	$—	$—	$—	$—	$—	$—	$8,234,000	$—
Accrued Vacation Pay(6)	$40,000	$40,000	$40,000	$40,000	$—	$40,000	$40,000	$40,000
Total	$40,000	$40,000	$1,080,000	$40,000	$—	$4,013,751	$9,472,067	$2,238,067

(1)
Amounts reported for base salary and bonus are calculated pursuant to Ms. Durbin’s employment agreement and EECA described on pages 56 through 58. As noted in footnote 7 below, Ms. Durbin is not eligible for ordinary retirement.
(2)
Pursuant to the terms of the grant agreements, upon death or permanent disability, a pro rata portion of the unvested RSUs awards will automatically become vested and payable, and a pro rata portion of the unvested PSUs will continue to vest and be payable at the time other participants are vested. Following a qualifying retirement (as determined in the sole discretion of the Compensation Committee), awards continue to vest assuming such qualifying retirement occurs at least six months after the applicable award date. In a change in control event, awards include a “double trigger.” In a change in control event, awards will vest 100% upon termination of service within 24 months of the change in control if such termination is a result of total and permanent disability, a qualifying retirement (as determined in the sole discretion of the Compensation Committee), a termination by the Company without cause or by the executive for good reason.
(3)
Amounts reported represent a calculation of employer contributions to the 401(k) and BRP plans for the termination year, as well as two years after, based on the amounts received under the terms of the EECA. Because the employer contributions to the BRP are based on the amounts received under the EECA, the estimated employer contribution to the BRP will fluctuate based on changes in compensation levels. Per Ms. Durbin’s EECA, compensation from equity vestings is not eligible compensation for benefit and perquisite programs.
(4)
Amounts reported are based on estimated costs for two years based upon calendar year 2024 premiums and actual calendar year 2024 coverage.
(5)
Represents the aggregate value of permanent disability benefits to be paid in monthly installments until executive is age 67.
(6)
As required by state law and our vacation program, we will pay any earned but unused vacation pay after termination of employment for any reason. Amount shown assumes the executive is entitled to the full annual vacation benefit at termination.
(7)
Ms. Durbin is not eligible for ordinary retirement based on her age.

64 COMMERCIAL METALS COMPANY

Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, and in accordance with applicable SEC interpretive guidance, we are providing the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees excluding the CEO as of August 31, 2024. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

At August 31, 2024, our principal executive officer was Mr. Matt, our President and CEO. Mr. Matt had annual total compensation of $6,579,555 in fiscal year 2024, as reflected in the Summary Compensation Table beginning on page 51. The median annual total compensation of all employees excluding the CEO in fiscal year 2024 was $57,546. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of employees excluding the CEO was 114 to 1.

As allowed by SEC regulations, we used the same median employee that was identified in the preparation of our pay ratio disclosure for fiscal year 2023 because there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. In fiscal year 2023, we identified our median employee using our employee population as of August 31, 2023, the last day of our 2023 fiscal year. As of August 31, 2023, we had 13,584 full-time and part-time employees globally. In determining the employee population for purposes of identifying the median employee, we included all of our employees in the United States (10,343) and all of our employees in Poland (2,885). As permitted by the de minimis exemption under SEC regulations, for purposes of identifying the median employee in fiscal year 2023, we excluded all of the employees from the following countries, which represent in the aggregate less than 5 percent (5%) of our total employees: two employees in Australia, three employees in Canada, 106 employees in China, 12 employees in India, one employee in Indonesia, six employees in Malaysia, five employees in Vietnam, nine employees in Czechoslovakia, one employee in France, 25 employees in Germany, four employees in Netherlands, two employees in Slovakia, eight employees in the United Arab Emirates and 172 employees in the United Kingdom. We then identified the median employee based on base salary and target bonus for the fiscal year ended August 31, 2023. Because there was a small number of employees (approximately 141), who earned commissions rather than a bonus or were drivers paid by mile, we used base salary and commissions, or mileage pay paid, respectively for the calendar year 2022, for these employees. Earnings of our employees in Poland were converted from PLN to USD at a rate of PLN 4.0695 to $1.00 which is consistent with conversions for other purposes. We then utilized the same rules which we applied to the calculation of total compensation of the Company’s NEOs, as reflected in the Summary Compensation Table, to determine the annual total compensation of our median employee.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2025 PROXY STATEMENT 65

Executive Compensation

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO NEOs for the fiscal years listed below and certain measures of Company performance for such periods. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Average Summary	Average	Value of Initial Fixed $100 Investment Based on:(4)
Year	Summary Compensation Table Total for PEO 1(1) ($)	Summary Compensation Table Total for PEO 2(1)(2)(3) ($)	Compensation Actually Paid to PEO 1(1)(2)(3) ($)	Compensation Actually Paid to PEO 2(1)(2)(3) ($)	Compensation Table Total for Non-PEO NEOs(1) ($)	Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Adjusted EBITDA (Comp)(5) ($ Millions)

2024	—	6,579,555	—	6,816,253	2,576,388	3,248,664	273.02	361.68	482.6	964
2023	9,603,625	—	20,834,770	—	2,648,855	4,195,063	282.94	376.11	859.8	1,367
2022	10,207,641	—	20,007,324	—	2,768,137	4,201,966	201.02	305.08	1,217.3	1,472
2021	9,054,252	—	19,888,683	—	2,357,005	3,608,516	159.38	265.38	412.9	762

(1)
Barbara R. Smith was our PEO for fiscal years 2021 through 2023 (“PEO 1”). Peter R. Matt is our PEO beginning with fiscal year 2024 (“PEO 2”). The individuals comprising the non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024
Paul J. Lawrence	Paul J. Lawrence	Peter R. Matt	Barbara R. Smith
Jody K. Absher	Ty L. Garrison	Paul J. Lawrence	Paul J. Lawrence
Jennifer J. Durbin	Jody K. Absher	Ty L. Garrison	Ty L. Garrison
Tracy L. Porter	Jennifer J. Durbin	Jody K. Absher	Jody K. Absher
	Tracy L. Porter	Jennifer J. Durbin	Jennifer J. Durbin
(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 2 ($)	Exclusion of Stock Awards for PEO 2 ($)	Inclusion of Equity Values for PEO 2 ($)	Compensation Actually Paid to PEO 2 ($)

2024	6,579,555	(4,517,044)	4,753,742	6,816,253

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	2,576,388	(1,455,659)	2,127,935	3,248,664

66 COMMERCIAL METALS COMPANY

Executive Compensation

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2 ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO 2 ($)	Total - Inclusion of Equity Values for PEO 2 ($)

2024	5,038,311	(308,308)	—	23,739	—	—	4,753,742

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	1,624,860	(215,189)	—	718,264	—	—	2,127,935

(4)
The Peer Group TSR set forth in this table utilizes the S&P 500 Steel Index which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K. The comparison assumes $100 was invested for the period starting August 31, 2020, through the end of the listed year in the Company and in the S&P 500 Steel Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
We determined Adjusted EBITDA (Comp) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and non-PEO NEOs in 2024. We defined Adjusted EBITDA (Comp) as the sum of the Company’s net earnings before interest expense, income taxes, depreciation and amortization expense, asset impairments, and amortization of acquired unfavorable contract backlog. Adjusted EBITDA (Comp) is a non-GAAP financial measure. Please refer to Appendix A for reconciliations and other information related to Adjusted EBITDA (Comp). This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

2025 PROXY STATEMENT 67

Executive Compensation

Relationship between PEO and Non-PEO NEO Compensation Actually Paid, Company tSR and PEER GROUP TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, the Company’s cumulative TSR over the four most recently completed fiscal years, and the S&P 500 Steel Index TSR over the same period.

68 COMMERCIAL METALS COMPANY

Executive Compensation

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

2025 PROXY STATEMENT 69

Executive Compensation

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our non-PEO NEOs, and our Company-Selected Measure during the four most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Adjusted EBITDA (Comp) Adjusted Earnings (Comp) ROICC Relative TSR

70 COMMERCIAL METALS COMPANY

Executive Compensation

Compensation Risk Assessment – Company-wide Compensation Policies and Programs

The Compensation Committee has established and plans to continue to refine Company-wide compensation policies and programs that reward contributions to long-term stockholder value and do not promote unnecessary or excessive risk-taking. In furtherance of this objective, the Compensation Committee undertook, during our most recently ended fiscal year, an assessment of our compensation arrangements, including those for our NEOs. In conducting this assessment, the Compensation Committee asked FW Cook, its independent compensation consultant, to perform, among other things, a review of our (i) compensation philosophy, (ii) peer group companies, (iii) compensation mix, (iv) cash and equity-based incentive plans and (v) administrative procedures. The Compensation Committee also asked FW Cook to examine our cash and equity-based compensation plans in comparison to market practices.

The considerations and findings of the assessment by the Compensation Committee included:

•
The Compensation Committee believes that the distribution of compensation among our core compensation elements focuses our employees on both the nearer-term and long-term performance of the Company;
•
Our cash incentive compensation programs include financial measures intended to be aligned with the Company’s short-, medium- and long-term business goals;
•
Our equity-based incentive awards provide for payouts over a multi-year period so that our NEOs remain focused on our performance beyond the immediate fiscal year;
•
Our cash and equity-based awards contain a range of performance levels, multiple metrics and payouts to discourage executives from taking risky actions to meet a single target with an all-or-nothing result of compensation or no compensation;
•
Caps on awards to certain executives, limits on maximum award size and our clawback policy also limit risk under the Company’s incentive plans;
•
A cap is placed on the number of shares of common stock of CMC that may be awarded to any director in any fiscal year;
•
Executives and directors are required to hold a meaningful number of shares of CMC’s common stock pursuant to our stock ownership guidelines; and
•
The target long-term incentive awards are designed to achieve, when combined with base salary and the target Annual Cash Incentive Bonus, total compensation at approximately the 50th percentile of Peer Data and, when achieving maximum performance, to reach total compensation at the upper quartile of Peer Data.

Based upon this assessment, the Compensation Committee does not believe that our Company-wide compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

2025 PROXY STATEMENT 71

Non-Employee Director Compensation

The compensation arrangements for non-employee directors are described below. The following table and footnotes outline the compensation paid to our non-employee directors for fiscal year 2024, as well as the outstanding equity awards held by the non-employee directors as of August 31, 2024. Ms. Smith and Mr. Matt did not receive fees for their service on our Board during fiscal year 2024.

Fiscal Year 2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Dennis Arriola(3)	$66,833	$108,912	$—	$175,745
Vicki L. Avril-Groves(4)	$132,500	$139,992	$—	$272,492
Lisa M. Barton	$137,500	$139,992	$—	$277,492
Gary E. McCullough	$137,500	$139,992	$—	$277,492
John R. McPherson	$122,500	$139,992	$—	$262,492
Sarah E. Raiss	$157,500	$139,992	$—	$297,492
Charles L. Szews	$147,500	$139,992	$—	$287,492
Robert S. Wetherbee	$132,500	$139,992	$—	$272,492

(1)
One non-employee director, Mr. McCullough, elected to receive calendar year 2024 cash director fees in the form of Company common stock.
(2)
Represents the grant date fair value of equity awards granted in fiscal year 2024, calculated in accordance with FASB ASC Topic 718. Assumptions used in determining these values can be found in Note 13 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K, which was filed with the SEC on October 17, 2024. Five of the non-employee directors elected to receive equity compensation in the form of RSAs, one of the non-employee directors elected to receive equity compensation in the form of RSUs and two of the non-employee directors elected to receive equity compensation in the form of deferred RSUs. Except for Mr. Arriola, whose award will vest on March 19, 2025, all RSA and RSU awards will vest on January 10, 2025, in each case provided such director is still serving as a director on such date and has not had an accelerated vesting event, such as death, permanent disability or a change in control.
(3)
Mr. Arriola was elected to the Board effective March 19, 2024.
(4)
Ms. Avril-Groves retired from the Board on August 31, 2024, following which her RSA was canceled.

72 COMMERCIAL METALS COMPANY

Non-Employee Director Compensation

As of August 31, 2024, each individual who served as a non-employee director during fiscal year 2024 had outstanding the following number of deferred RSUs, RSAs or RSUs:

Director	Deferred Restricted Stock Units	Restricted Stock/ Restricted Stock Units

Dennis Arriola	2,021	—
Vicki L. Avril-Groves(1)	27,792	2,835
Lisa M. Barton	—	2,835
Gary E. McCullough	—	2,835
John R. McPherson	8,238	2,835
Tandra C. Perkins(2)	—	—
Sarah E. Raiss	16,131	2,835
Charles L. Szews	—	2,835
Robert S. Wetherbee	—	2,835

(1)
In connection with Ms. Avril-Groves’s retirement from the Board, her deferred RSUs were distributed on September 3, 2024.
(2)
Ms. Perkins was appointed to the Board on September 1, 2024.

Director Retainers and Fees

Our non-employee directors receive annual retainer fees for Board and committee service. None of our employees receive additional compensation for serving as a director. In addition, if the Board or any committee holds more than 10 meetings in a calendar year, members of the Board and such committee are entitled to receive Board and committee meeting fees of $2,000 per additional meeting attended.

Compensation for Board and committee service is summarized below:

	Retainer ($)

Annual Director Retainer (the “Annual Director Retainer”)	$275,000	(1)
Chairman of the Board	$150,000	(2)
Lead Director	$35,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Finance Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$15,000

(1)
In fiscal year 2024, directors received $140,000 of the Annual Director Retainer in equity and $120,000 in cash. Effective March 19, 2024, the Annual Director Retainer was increased to $275,000 of which $125,000 is in cash starting with the June 2024 cash payment and $150,000 equity portion will be implemented with the annual January 2025 equity award. The equity portion of the Annual Director Retainer was fully issued in deferred RSUs, RSAs or RSUs in the 2024 calendar year. Additionally, any director may elect to be paid the cash portion of the Annual Director Retainer or committee retainer(s) in Company common stock. CMC maintains a Non-Employee Director Deferred Compensation Program under which non-employee directors may defer all or a portion of their compensation until their separation from our Board.
(2)
In fiscal year 2024, our Board approved the payment of an annual retainer to the independent Chairman of the Board in the amount of $150,000 payable in cash, effective as of September 1, 2024.

Director Stock Ownership Guidelines

Under CMC’s stock ownership guidelines, non-employee directors are required to own Company common stock equal in value to five times such person’s annual cash retainer, and each non-employee director has five years from joining the Board to achieve this threshold.

2025 PROXY STATEMENT 73

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2024 were Mses. Avril-Groves (Chair until March 19, 2024) and Barton and Messrs. McCullough and Wetherbee (Chair since March 19, 2024). No member of the Compensation Committee was at any time during fiscal year 2024, or at any other time, an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving either as a member of our Compensation Committee or as a member of our Board. There were no relationships requiring disclosure under Item 404 of Regulation S-K or Item 407(e)(4) of Regulation S-K that involved any member of the Compensation Committee during fiscal year 2024.

74 COMMERCIAL METALS COMPANY

Certain Relationships and Related Person Transactions

Donnie Garrison, brother of our Senior Vice President, Operational and Commercial Excellence, Ty L. Garrison, is employed by us as Lead—Mills Process in our Information Technology department. In this capacity, he was paid cash compensation, including base salary and annual bonus, of $140,658 for his services during fiscal year 2024, which is in line with CMC’s normal pay policies and practices. He received total taxable compensation of $144,694, including life insurance premiums. Ty L. Garrison does not directly or indirectly determine the compensation or job position of Donnie Garrison.

Since 1978, we have had a Code of Conduct that applies to all directors, officers and employees (collectively, “Covered Persons”). The Code of Conduct, as amended, is available on our website, www.cmc.com, by clicking on “Investors,” then “Governance and Board of Directors.”

The Code of Conduct prohibits a Covered Person from engaging in transactions in which he or she may have a conflict of interest without first disclosing the potential conflict of interest to his or her supervisor and seeking prior approval. Additionally, we have adopted a written policy regarding review and approval of related party transactions by the Audit Committee (the “Related Person Transactions Policy”).

CMC’s Related Person Transactions Policy defines a “Related Person Transaction” as any transaction involving an amount in excess of $120,000 in which the Company is a participant and in which a Related Person (as defined below) has or will have a direct or indirect material interest, including, without limitation, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. The Related Person Transactions Policy also contains categories of certain transactions that our Board has identified as not constituting Related Person Transactions, because such transactions are not deemed to create a direct or indirect material interest for the Related Person.

A “Related Person” is (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company or (iii) an immediate family member of any of the persons identified in clauses (i) or (ii). Immediate family members include a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any individual (other than a tenant or employee) sharing the household of such person.

Under the Related Person Transactions Policy, each Related Person Transaction must be approved or ratified in accordance with the guidelines set forth in the policy (i) by the Audit Committee or (ii) if the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of our Board, by such disinterested members of our Board by the vote of a majority thereof. In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of our Board, as the case may be, shall consider all factors that in their discretion are relevant to the Related Person Transaction.

No director participates in any discussion or approval of a Related Person Transaction for which he or she is a Related Person, except that the director is required to provide all material information concerning the Related Person Transaction to the Audit Committee or disinterested directors reviewing such transaction.

Except as described herein, there were no transactions considered to be a Related Person Transaction since the beginning of CMC’s 2024 fiscal year through the date of this proxy statement.

2025 PROXY STATEMENT 75

Audit Committee Report

The following report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Our Board annually selects the members of the Audit Committee. During fiscal year 2024, the members of the Audit Committee were Messrs. Szews (Chair), Arriola (since his appointment to the Board on March 19, 2024) and McPherson, and Ms. Raiss. Our Board has determined that each member of the Audit Committee is qualified to serve. Our Board has determined that each member of the Audit Committee satisfies all applicable financial literacy requirements, and each member is independent as required by the Sarbanes-Oxley Act of 2002, Rule 10A-3 of the Exchange Act and the listing standards of the NYSE. Our Board has determined that Messrs. Arriola, McPherson and Szews meet the definition of “audit committee financial expert” as defined by the SEC. During fiscal year 2024, the Audit Committee met seven times.

Roles and Responsibilities

The Audit Committee’s responsibilities are outlined in a charter approved by our Board, a current copy of which can be found on our website at www.cmc.com by clicking on “Investors,” then “Governance and Board of Directors.” On an annual basis, the Audit Committee conducts a self-assessment review and also reviews and assesses the adequacy of its charter.

The role of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities related to the integrity of the Company’s financial statements and disclosures, the Company’s compliance with legal and regulatory requirements, the Company’s procedures for monitoring compliance with the Company’s Code of Conduct and Business Ethics, the Company’s policies and procedures to address cybersecurity risks, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s internal control systems. The Audit Committee, among other activities described in its charter, has sole authority for the appointment (subject to stockholder ratification), compensation, retention, oversight, termination and replacement of the independent registered public accounting firm, recommends to our Board whether the audited financial statements should be included in our Annual Report on Form 10-K, reviews quarterly financial statements and earnings press releases with management and the independent registered public accounting firm, reviews with our internal audit staff and independent registered public accounting firm our controls and procedures and is responsible for approving all audit and engagement fees of the independent registered public accounting firm. The Audit Committee also participates in the selection and evaluation of the Company’s lead audit partner. The Audit Committee regularly meets independently as a committee and separately from management with the internal audit staff, the independent registered public accounting firm, as well as the Chief Financial Officer, the Chief Legal Officer, and the Chief Accounting Officer.

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the Company’s financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm.

76 COMMERCIAL METALS COMPANY

Audit Committee Report

Fiscal YEAR 2024 Actions

During fiscal year 2024, management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended August 31, 2024 with management and with the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments and estimates, the quality, not just acceptability, of the Company’s accounting principles, disclosures and such other matters as are required to be discussed by the Statement on Auditing Standards No. 1301 (Communications with Audit Committees) with the independent registered public accounting firm. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC rules. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm its independence under such standards and has determined that the services provided by Deloitte & Touche LLP are compatible with maintaining its independence.

Fiscal YEAR 2024 Audited Financial Statements

Based on the Audit Committee’s discussions with management, the Company’s internal auditors and Deloitte & Touche LLP, and the Audit Committee’s review of the audited financial statements, including the representations of management and Deloitte & Touche LLP with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Audit Committee charter, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited financial statements for the fiscal year ended August 31, 2024 be included in the Company’s Annual Report on Form 10-K as filed on October 17, 2024 with the SEC.

Charles L. Szews, Chair

Dennis V. Arriola

John R. McPherson

Sarah E. Raiss

2025 PROXY STATEMENT 77

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1959. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interests of CMC and its stockholders. Fees billed by Deloitte & Touche LLP and its member firms and affiliates to us for services provided in the fiscal years ended August 31, 2024 and August 31, 2023 were:

Type of Fees	Fiscal Year 2024	Fiscal Year 2023

Audit Fees	$3,937,393	$3,939,999
Audit-Related Fees	$—	$—
Tax Fees	$8,944	$68,081
All Other Fees	$8,000	$8,000
Total	$3,954,337	$4,016,080

“Audit Fees” are fees billed for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and for the review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. “Audit-Related Fees” are fees billed for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements. “Tax Fees” are billed for professional services for tax compliance, tax advice and tax planning. “All Other Fees” are fees billed for any services not included in the first three categories. For fiscal years 2024 and 2023, “All Other Fees” consisted of fees billed for use of the Deloitte Accounting Research Tool, an online research tool.

The Audit Committee has adopted the following practices regarding the engagement of our independent registered public accounting firm to perform services for us:

For audit services (including statutory audit engagements as required under local country laws), the independent registered public accounting firm shall provide the Audit Committee with the scope and fee budget proposal for the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, the scope and budget for audit services will be formally accepted by the Audit Committee.

78 COMMERCIAL METALS COMPANY

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting

For non-audit services, Company management periodically submits to the Audit Committee for pre-approval a list of non-audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. Company management and the independent registered public accounting firm each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Audit Committee will review and approve, as it considers appropriate, both the list of permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this pre-approval process. All of the services described above were approved by the Audit Committee pursuant to these pre-approval processes. The Audit Committee considers non-audit fees and services when assessing auditor independence.

To ensure prompt handling of unexpected matters, the Audit Committee may periodically delegate to the Chair of the Audit Committee the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair of the Audit Committee will report any action taken in this regard to the Audit Committee at the next Audit Committee meeting.

The Audit Committee has specifically charged the independent registered public accounting firm with the responsibility of ensuring that all audit and non-audit services provided to us have been pre-approved by the Audit Committee. The CFO and independent registered public accounting firm are responsible for tracking all of the independent registered public accounting firm’s fees against the pre-approved budget for such services and periodically reporting that status to the Audit Committee.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Our Board requests that stockholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending August 31, 2025. In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year ending August 31, 2025 if the Audit Committee determines that such a change should be made.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2025.

The Audit Committee and our Board recommend a vote FOR the ratification of the appointment of Deloitte & Touche LLP.

2025 PROXY STATEMENT 79

PROPOSAL 3

Advisory Vote on Executive Compensation

We are providing stockholders with an advisory, non-binding vote on the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules, which is commonly referred to as a “say-on-pay vote.” Our current policy is to hold an advisory say-on-pay vote each year and we expect to hold the next such advisory vote at the 2026 annual meeting of stockholders.

As disclosed in the Compensation Discussion and Analysis (which starts on page 37), CMC believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The objectives of CMC’s executive compensation program are to:

•
facilitate the attraction and retention of top-caliber talent;
•
align executive pay with performance;
•
align the interests of our executives with those of our stockholders; and
•
offer median base salaries and competitive employee benefits coupled with meaningful short- and long-term “variable” incentives dependent upon achieving the financial performance goals.

Within the objectives listed above, the Compensation Committee generally believes that it is in the interests of CMC and its stockholders that the “variable” compensation performance metrics should be:

•
primarily based on pre-established performance goals;
•
designed to compensate based upon a combination of individual, business unit and Company performance; and
•
established and communicated early in the performance period in order to align individual performance with Company goals.

While our annual say-on-pay vote is advisory, we value the opinions of our stockholders and carefully and thoughtfully consider our stockholders’ concerns and opinions in our annual evaluation of our executive compensation program.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation of the named executive officers of CMC, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other compensation tables and accompanying narrative discussion, is approved.”

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power represented in person or by proxy at the Annual Meeting is required to adopt the proposal to approve the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement. The say-on-pay vote is an advisory vote only, and therefore it will not bind CMC or our Board. However, our Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Our Board recommends a vote FOR the approval of the advisory resolution relating to the compensation of our NEOs as disclosed in this proxy statement.

80 COMMERCIAL METALS COMPANY

Equity Compensation Plans

The following table presents information about our equity compensation plans as of August 31, 2024:

	A.	B.	C.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders	1,548,586	$43.52	3,145,024
Equity compensation plans not approved by security holders	—	—	—
Total	1,548,586	$43.52	3,145,024

General

A copy of our Annual Report on Form 10-K filed with the SEC on October 17, 2024 is contained within the annual report. The Annual Report on Form 10-K includes our financial statements for the year ended August 31, 2024. Copies of the Annual Report on Form 10-K and the annual report are available to stockholders online at www.proxydocs.com/CMC by using the control number on your proxy card and on the Notice Regarding the Availability of Proxy Materials. Because we are furnishing proxy materials to our stockholders on the Internet, you will not receive a printed copy of the annual report unless you have specifically requested it. You may request a copy of the annual report, without charge, by contacting the Corporate Secretary of the Company by phone at (214) 689-4300 or by mail to 6565 North MacArthur Blvd. Suite 800, Irving, TX 75039.

We will bear the cost of soliciting proxies on behalf of CMC. Our directors, officers and employees may also solicit proxies by mail, telephone, facsimile, personal contact or through online methods. We will reimburse their expenses for doing this. We will also reimburse banks, brokers, trusts and other nominees for their costs in forwarding proxy materials to beneficial owners of our common stock.

2025 PROXY STATEMENT 81

2026 Annual Meeting and Stockholder Proposals

Pursuant to regulations of the SEC, in order to be included in our proxy statement for the 2026 annual meeting, stockholder proposals must be received at our principal executive office, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no later than July 29, 2025 and must comply with additional requirements established by the SEC. Pursuant to our amended and restated bylaws, a stockholder proposal to bring business before the 2026 annual meeting of stockholders submitted outside of the processes established in Rule 14a-8 promulgated by the SEC or to nominate a person for election to the Board pursuant to the advance notice provisions of our amended and restated bylaws will be considered untimely before September 17, 2025 and untimely after October 17, 2025.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders pursuant to the advance notice provisions on the same basis that it evaluates other nominees for director, provided stockholders submit the required information in writing in a timely manner addressed to the attention of the Nominating and Corporate Governance Committee and delivered to our principal executive office, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary. A stockholder wishing to formally nominate a director for election at a stockholder meeting must comply with the advance notice provisions in our amended and restated bylaws addressing stockholder nominations of directors.

Pursuant to the proxy access provisions of our amended and restated bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to 20% of the Board or two directors, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our amended and restated bylaws. To include a nominee for our Board in our proxy materials, a compliant nomination notice for the 2026 annual meeting must be received at our principal executive office, 6565 North MacArthur Blvd., Suite 800, Irving, Texas 75039, Attention: Corporate Secretary, no earlier than June 29, 2025 and no later than July 29, 2025. The nomination notice must contain the information required by the proxy access provisions of our amended and restated bylaws.

Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our amended and restated bylaws.

Other Business

Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the Proxy Holders will vote in accordance with their best judgment.

By Order of the Board of Directors,

Jody Absher

Senior Vice President, Chief Legal Officer and Corporate Secretary

November 26, 2024

82 COMMERCIAL METALS COMPANY

Appendix A

Reconciliation of Non-GAAP Financial Measures

This proxy statement contains financial measures not derived in accordance with generally accepted accounting principles (“GAAP”). Reconciliations to the most comparable GAAP measures are provided below. Management uses non-GAAP financial measures to evaluate financial performance and the Compensation Committee uses non-GAAP financial metrics to set target benchmarks for annual and long-term incentive performance plans. Non-GAAP financial measures should be viewed in addition to, and not as alternatives for, the most directly comparable measures derived in accordance with GAAP and may not be comparable to similar measures presented by other companies.

Regularly Reported Non-GAAP Financial Measures

Adjusted EBITDA and Core EBITDA

Adjusted EBITDA and core EBITDA are non-GAAP financial measures. Management uses Adjusted EBITDA and core EBITDA to evaluate our financial performance. Adjusted EBITDA and core EBITDA should not be considered as alternatives to net earnings (loss) from continuing operations, or any other performance measure derived in accordance with GAAP. However, we believe that Adjusted EBITDA and core EBITDA provide relevant and useful information, which is often used by investors, analysts, creditors and other interested parties in our industry as they allow: (i) comparison of our earnings to those of our competitors; (ii) supplemental measures of our ongoing core performance; and (iii) the assessment of period-to-period performance trends.

Amounts shown in millions	2024

Net earnings	$486
Interest expense	48
Income taxes	150
Depreciation and amortization	280
Asset impairments	7
Adjusted EBITDA	$971
Non-cash equity compensation	45
Settlement of New Markets Tax Credit transaction	(7)
Core EBITDA	$1,009

2025 PROXY STATEMENT A-1

Appendix A: Reconciliation of Non-GAAP Financial Measures

Return on Invested Capital

Return on Invested Capital is a non-GAAP financial measure. Return on Invested Capital is defined as net operating profit, using the statutory tax rate, divided by total assets less cash and cash equivalents less accounts payable and accrued expenses and other payables, averaged using the beginning, ending and quarterly interim balances over a 12-month period. The following table provides the calculation of net operating profit and invested capital, which are used to calculate Return on Invested Capital:

Amounts shown in millions, except percentage	2024

Earnings before Income Taxes	$636
Interest expense	48
Asset impairments	7
Settlement of New Markets Tax Credit transaction	(7)
Operating Profit	$684
Income taxes at statutory rate	(162)
Net Operating Profit	$522
Average total assets	6,705
Average cash and cash equivalents	(698)
Average accounts payable	(346)
Average accrued expenses and other payables	(410)
Invested Capital	$5,251
Return on Invested Capital	9.9%

Non-GAAP Financial Measures for Compensation Purposes

Adjusted Earnings (Comp) and Adjusted EBITDA (Comp)

Adjusted earnings from continuing operations for compensation purposes (“Adjusted Earnings (Comp)”) is a non-GAAP financial measure that is equal to earnings from continuing operations before income taxes, excluding certain items related to the achievement of strategic operating goals of the Company that arose after the financial performance goals were set and other items that were fundamentally different in strategic nature from ongoing performance. Adjusted EBITDA for compensation purposes (“Adjusted EBITDA (Comp)”) is a non-GAAP financial measure that is equal to Adjusted Earnings (Comp), excluding interest expense, income taxes, depreciation and amortization expense and the amortization of acquired unfavorable contract backlog. Adjusted Earnings (Comp) and Adjusted EBITDA (Comp) are used as metrics within our annual and long-term incentive performance plans for management. Adjusted EBITDA (Comp) differs from Adjusted EBITDA as regularly reported due to items that were not determined to be relevant to evaluate the achievement of pre-established financial performance goals.

A-2 COMMERCIAL METALS COMPANY

Appendix A: Reconciliation of Non-GAAP Financial Measures

A reconciliation of earnings from continuing operations before income taxes to Adjusted Earnings (Comp) and Adjusted EBITDA (Comp) is provided below:

Amounts shown in millions	2020	2021	2022	2023	2024

Earnings from Continuing Operations Before Income Taxes	$371	$534	$1,515	$1,122	$636
Adjustments:
Settlement of New Markets Tax Credit transaction	—	—	—	(18)	(7)
Loss on debt extinguishment	2	17	16	—	—
Asset impairments	7	7	5	4	7
Gains on sale of assets	—	(10)	(275)	—	—
Acquisition and integration related costs and other	32	—	9	—	—
Acquisition related earnings	—	—	(12)	—	—
Facility closure	11	—	—	—	—
Total Adjustments:	52	14	(257)	(14)	—
Adjusted Earnings from Continuing Operations Before Income Taxes for Compensation Purposes	$423	$548	$1,258	$1,108	$636
Income taxes at projected effective tax rate	106	148	368	277	159
Adjusted Earnings (Comp)	$317	$400	$890	$831	$477
Interest expense	62	52	51	40	48
Income taxes at projected effective tax rate	106	148	368	277	159
Depreciation and amortization	166	168	163	219	280
Amortization of acquired unfavorable contract backlog	(29)	(6)	—	—	—
Adjusted EBITDA (Comp)	$621	$762	$1,472	$1,367	$964

ROICC

Return on Invested Capital for Compensation Purposes (“ROICC”) is a non-GAAP financial measure. ROICC is net adjusted operating profit, using the Company’s projected effective tax rate, divided by the sum of stockholders equity, long-term debt, current maturities of long-term debt, less cash and cash equivalents in excess of base cash, averaged using the beginning, ending and quarterly interim balances over a 12-month period and adjusted, as needed, to exclude impacts related to the achievement of strategic operating goals of the Company that arose after the financial performance goals were set. See above for the reconciliation of Adjusted Earnings before income taxes for compensation purposes to earnings from continuing operations before income taxes. The following table provides the calculation of net adjusted operating profit and invested capital for compensation purposes, which are used to calculate ROICC:

Amounts shown in millions, except percentages	2021	2022	2023	2024

Adjusted Earnings Before Income Taxes for Compensation Purposes	$548	$1,258	$1,108	$636
Interest expense	52	51	40	48
Adjusted Operating Profit	$600	$1,309	$1,148	$684
Income taxes at projected effective tax rate	(162)	(383)	(287)	(167)
Net Adjusted Operating Profit	$438	$926	$861	$517
Average total stockholders’ equity*	2,057	2,730	3,759	4,227
Average long-term debt*	1,035	1,138	1,105	1,130
Average current maturities of long-term debt*	23	159	182	35
Average cash and cash equivalents in excess of base cash*	(263)	(361)	(385)	(498)
Invested Capital for Compensation Purposes	$2,852	$3,666	$4,661	$4,894
Return on Invested Capital for Compensation Purposes	15.4%	25.3%	18.5%	10.6%

* Financial metric adjusted to exclude impacts of transactions or events that arose after the financial performance goals were set.

2025 PROXY STATEMENT A-3

P.O. BOX 8016, CARY, NC 27512-9903 Internet: Commercial Metals Company www.proxypush.com/CMC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote for Stockholders of Record as of November 18, 2024 Wednesday, January 15, 2025 10:00 AM, Central Standard Time CMC Hall, 9th Floor, 6565 North MacArthur Blvd., Irving, Texas 75039 Phone: 1-866-362-4503 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Central Standard Time January 15, 2025 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Peter R. Matt, Paul J. Lawrence and Jody K. Absher (each a "Proxy Holder", and collectively, the "Proxy Holders") , and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Commercial Metals Company which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. IF THIS PROXY IS RETURNED SIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" EACH DIRECTOR NOMINEE AND "FOR" PROPOSALS 2 AND 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Proxy Holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Proxy Holders cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Commercial Metals Company Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of three director nominees to serve as Class III directors until the 2028 annual meeting of stockholders FOR AGAINST ABSTAIN 1.01 Lisa M. Barton FOR P2 P2 P2 1.02 Gary E. McCullough FOR P3 P3 P3 1.03 Charles L. Szews FOR P4 P4 P4 FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public FOR P5 P5 P5 accounting firm for the fiscal year ending August 31, 2025 3. The approval, on an advisory basis, of the compensation of our named executive officers FOR P6 P6 P6 NOTE: Such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting will be voted on by the proxy holders in their discretion. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)